TABLE OF CONTENTS

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ARTICLE I  THE MERGER.............................................................................................1
         Section 1.1.      The Merger.............................................................................1
         Section 1.2.      Effective Time.........................................................................1
         Section 1.3.      Closing................................................................................2
         Section 1.4.      Effects of the Merger..................................................................2
         Section 1.5.      Certificate of Incorporation and Bylaws................................................2
         Section 1.6.      Directors..............................................................................2
         Section 1.7.      Officers...............................................................................2
         Section 1.8.      Alternative Structure..................................................................3

ARTICLE II  CONVERSION OF SECURITIES..............................................................................3
         Section 2.1.      Effect on Capital Stock................................................................3
         Section 2.2.      Adjustments of Parent's Share Ownership in AGNU........................................3

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND VIRBAC...................................................3
         Section 3.1.      Organization and Authority.............................................................4
         Section 3.2.      Subsidiaries...........................................................................4
         Section 3.3.      Capitalization.........................................................................4
         Section 3.4.      Authorization..........................................................................5
         Section 3.5.      Consent and Approvals; No Violations...................................................5
         Section 3.6.      Financial Statements...................................................................5
         Section 3.7.      Absence of Certain Changes or Events...................................................6
         Section 3.8.      No Undisclosed Liabilities.............................................................6
         Section 3.9.      Proxy Statement........................................................................7
         Section 3.10.     Benefit Plans..........................................................................7
         Section 3.11.     Litigation.............................................................................8
         Section 3.12.     Compliance with Applicable Law.........................................................9
         Section 3.13.     Tax Matters............................................................................9
         Section 3.14.     Customer Warranties...................................................................11
         Section 3.15.     Brokers...............................................................................11
         Section 3.16.     Material Contracts....................................................................11
         Section 3.17.     Labor Matters.........................................................................12
         Section 3.18.     Environmental Matters.................................................................12
         Section 3.19.     Virbac Intellectual Property..........................................................13
         Section 3.20.     Year 2000 Issues......................................................................13
         Section 3.21.     Regulatory Compliance.................................................................14
         Section 3.22.     State Takeover Statutes Inapplicable..................................................14

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF AGNU................................................................14
         Section 4.1.      Organization and Authority............................................................14
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         Section 4.2.      Subsidiaries..........................................................................15
         Section 4.3.      Capitalization........................................................................15
         Section 4.4.      Authorization.........................................................................15
         Section 4.5.      Consents and Approvals; No Violations.................................................16
         Section 4.6.      SEC Reports and Financial Statements..................................................16
         Section 4.7.      Absence of Certain Changes or Events..................................................17
         Section 4.8.      No Undisclosed Liabilities............................................................17
         Section 4.9.      Proxy Statement.......................................................................18
         Section 4.10.     Benefit Plans.........................................................................18
         Section 4.11.     Litigation............................................................................19
         Section 4.12.     Compliance with Applicable Law........................................................20
         Section 4.13.     Tax Matters...........................................................................20
         Section 4.14.     Customer Warranties...................................................................22
         Section 4.15.     Brokers...............................................................................22
         Section 4.16.     Material Contracts....................................................................22
         Section 4.17.     Labor Matters.........................................................................22
         Section 4.18.     Environmental Matters.................................................................23
         Section 4.19.     AGNU Intellectual Property............................................................23
         Section 4.20.     Year 2000 Issues......................................................................24
         Section 4.21.     Regulatory Compliance.................................................................24
         Section 4.22.     Voting Requirements...................................................................24
         Section 4.23.     Issuance of Merger Shares.............................................................24

ARTICLE V  COVENANTS.............................................................................................25
         Section 5.1.      Affirmative Covenants of Virbac.......................................................25
         Section 5.2.      Negative Covenants of Virbac..........................................................25
         Section 5.3.      Affirmative Covenants of AGNU.........................................................27
         Section 5.4.      Negative Covenants of AGNU............................................................28

ARTICLE VI  ADDITIONAL AGREEMENTS................................................................................30
         Section 6.1.      Access and Information................................................................30
         Section 6.2.      Confidentiality.......................................................................30
         Section 6.3.      Proxy Statement.......................................................................31
         Section 6.4.      AGNU Stockholder Approval.............................................................32
         Section 6.5.      Further Action; Commercially Reasonable Best Efforts..................................32
         Section 6.6.      Public Announcements..................................................................33
         Section 6.7.      Directors' and Officers' Insurance and Indemnification................................33
         Section 6.8.      HSR Act Matters.......................................................................34
         Section 6.9.      No Solicitation.......................................................................34
         Section 6.10.     Affiliate Agreements..................................................................36
         Section 6.11.     Conduct of Business of Parent and Surviving Corporation...............................36
         Section 6.12.     Expenses..............................................................................36
         Section 6.13.     Termination Fee.......................................................................37
         Section 6.14.     Tax Treatment.........................................................................37
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                                                        ii

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         Section 6.15.     Assumption of Certain Obligations.....................................................37
         Section 6.16.     No Action.............................................................................37
         Section 6.17.  Employment Agreements Undertaking........................................................37
         Section 6.18.  Cash Infusion............................................................................37

ARTICLE VII  CLOSING CONDITIONS..................................................................................38
         Section 7.1.      Conditions to Obligations of AGNU, Parent and Virbac to Effect the
                  Merger.........................................................................................38
                  (a)      Stockholder Approval..................................................................38
                  (b)      No Order..............................................................................38
                  (c)      Regulatory Approvals..................................................................38
                  (d)      Third Party Consents..................................................................38
                  (e)      Tax Opinion of Virbac's Counsel.......................................................38
                  (f)      Non-Competition Agreement.............................................................39
         Section 7.2.      Additional Conditions to Obligations of AGNU..........................................39
                  (a)      Representations and Warranties........................................................39
                  (b)      Agreements and Covenants..............................................................39
                  (c)      No Material Adverse Effect............................................................39
                  (d)      Cash Infusion by Parent...............................................................39
                  (e)      Fairness Opinion......................................................................39
                  (f)      Supply Agreement......................................................................40
         Section 7.3.      Additional Conditions to Obligations of Parent and Virbac.............................40
                  (a)      Representations and Warranties........................................................40
                  (b)      Agreements and Covenants..............................................................40
                  (c)      No Material Adverse Effect............................................................40
                  (d)      Stockholders' Agreements..............................................................40

ARTICLE VIII  POST-CLOSING COVENANTS.............................................................................40
         Section 8.1.      Stock Repurchase......................................................................40
         Section 8.2.      Contingent Stock Repurchase...........................................................40
                  (a)      Contingent Repurchase.................................................................40
                  (b)      Contingent Capital Contribution.......................................................41
                  (c)      Adjustments...........................................................................41
                  (d)      Board Discretion......................................................................41
         Section 8.3.      Minority Stockholder Director Nominee.................................................41
         Section 8.4.      Release of VBSA Guarantee.............................................................42
         Section 8.5.      Fiscal Year of Surviving Corporation..................................................42
         Section 8.6.      Further Assurances....................................................................42

ARTICLE IX  REGISTRATION RIGHTS..................................................................................42
         Section 9.1.      Demand Registration...................................................................42
         Section 9.2.      Indemnification by the Surviving Corporation..........................................43
         Section 9.3.      Indemnification by Parent.............................................................44
         Section 9.4.      Notices of Claims, Etc................................................................44
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                                                        iii

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         Section 9.5.      Other Indemnification.................................................................45
         Section 9.6.      Contribution..........................................................................45
         Section 9.7.      Registration Covenants of the Surviving Corporation...................................45
         Section 9.8.      Expenses..............................................................................48
         Section 9.9.      Rule 145..............................................................................48
         Section 9.10.     Limitation on Requirement to File or Amend Registration Statement.....................48

ARTICLE X  TERMINATION, AMENDMENT AND WAIVER.....................................................................49
         Section 10.1.     Termination...........................................................................49
         Section 10.2.     Effect of Termination.................................................................51
         Section 10.3.     Amendment, Extension and Waiver.......................................................51

ARTICLE XI  GENERAL PROVISIONS...................................................................................51
         Section 11.1.     Nonsurvival of Representations, Warranties and Agreements.............................51
         Section 11.2.     Notices...............................................................................52
         Section 11.3.     Certain Definitions...................................................................53
         Section 11.4.     Headings..............................................................................54
         Section 11.5.     Entire Agreement......................................................................54
         Section 11.6.     Severability..........................................................................55
         Section 11.7.     No Third Party Beneficiaries..........................................................55
         Section 11.8.     Governing Law.........................................................................55
         Section 11.9.     Disclosure Schedules..................................................................55
         Section 11.10.    Counterparts..........................................................................55
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Exhibit A         Restated Certificate of Incorporation of AGNU
Exhibit B         Restated Bylaws of AGNU
Exhibit C         Virbac Affiliate Agreement
Exhibit D         VBSA Affiliate Agreement
Exhibit E         Addendum to Agreement
Exhibit F         Employment Agreements Undertaking
Exhibit G         Noncompetition Agreement
Exhibit H         Supply Agreement
Exhibit I         Form of Stockholder's Agreement
Exhibit J         Opinion of Environmental Counsel of AGNU

Schedule 1.6      Directors of Surviving Corporation
Schedule 1.7      Officers of Surviving Corporation
Schedule 7.3      Parties to Stockholders' Agreements

Appendix A        Virbac Disclosure Schedule
Appendix B        AGNU Disclosure Schedule

                         TABLE OF DEFINED TERMS


Term                                        Location

Acquisition Agreement                       6.9(b)
Acquisition Proposal                        6.9(e)
Affiliate                                   11.3(a)
AGNU                                        Preamble
AGNU 1997 l0-K                              4.13(a)
AGNU Benefit Plans                          4.10(a)
AGNU Common Stock                           2.1
AGNU Compensation Agreements                4.10(a)
AGNU Disclosure Schedule                    Article IV
AGNU Fairness Opinion                       5.3(c)
AGNU Intellectual Property                  4.19
AGNU Options                                2.2
AGNU Pension Plans                          4.10(b)
AGNU Permits                                4.12
AGNU Preferred Stock                        4.3
AGNU Required Consents                      4.5
AGNU SEC Documents                          4.6
AGNU Stockholders' Meeting                  3.9
AGNU Stockholder Approval                   4.4
AGNU's Systems                              4.20(a)
AGNU Termination Breach                     10.1(c)
Agreement                                   Preamble
Bargaining Agreements                       10.1(j)
Blue Sky Laws                               11.3(b)
Broker Fee                                  3.5
Business Day                                11.3(c)
Cash Infusion                               6.18
Certificate of Merger                       1.2
Claim                                       6.7(a)
Closing                                     1.3
Closing Date                                1.3
Code                                        Recitals
Confidentiality Agreement                   11.1
Constituent Corporations                    1.1
Contingent Contribution                     8.2(b)
Contingent Period                           8.2(a)
Contingent Price                            8.2(a)
Contingent Repurchase                       8.2(a)
Control                                     11.3(d)
Controlled by                               11.3(d)
DGCL                                        Recitals
Drug Regulatory Agency                      3.21(a)
Effective Time                              1.2
Environmental Law                           3.18
Environmental Permits                       3.18
EPA                                         3.21(a)
ERISA                                       3.10(b)
Exchange Act                                3.5
FDA                                         3.21(a)
GAAP                                        3.6
Governmental Entity                         3.5
Hazardous Substance                         3.18
HSR Act                                     3.5
Indemnified Party                           6.7(a)
Liens                                       3.2
Material Adverse Effect                     11.3(e)
Merger                                      Recitals
Merger Shares                               2.1
Merger Sub                                  1.8
Order                                       10.1(d)
Ordinary Course of Business                 11.3(f)
Parent                                      Recitals
Person                                      11.3(g)
Proxy Statement                             3.9
Registrable Securities                      9.1(e)
Registration Demand                         9.1(a)
Registration Statement                      9.7(a)
Representatives                             6.1
Repurchase Price                            8.2(a)
SEC                                         4.6
Securities Act                              3.5
Share Adjustment                            2.2
Stock Repurchase                            8.1
Subsidiary                                  11.3(h)
Superior Proposal                           6.9(e)
Surviving Corporation                       1.1
Surviving Corporation Bylaws                1.5(b)
Surviving Corporation Certificate           1.5(a)

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Termination Date                            10.1(h)
Termination Fee                             6.13
under Common Control with                   11.3(d)
USDA                                        3.21(a)
VBSA                                        Preamble
Virbac                                      Preamble
Virbac Benefit Plans                        3.10(a)
Virbac Compensation Agreements              3.10(a)
Virbac Debt                                 6.18
Virbac Disclosure Schedule                  Article III
Virbac Financial Statements                 3.6
Virbac Intellectual Property                3.19
Virbac Material Contracts                   3.16
Virbac Pension Plans                        3.10(b)
Virbac Permits                              3.12
Virbac Required Approvals                   3.5
Virbac Stockholders                         2.1
Virbac's Systems                            3.20(a)
Virbac Termination Breach                   10.1(b)
Year 2000 Compliant                         3.20(c)

                           AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October 16, 1998, among Agri-Nutrition Group Limited, a Delaware corporation ("AGNU"), Virbac S.A., a French corporation ("VBSA"), and Virbac, Inc., a Delaware corporation ("Virbac").

         WHEREAS, the respective Boards of Directors of AGNU and Virbac deem it advisable, consistent with their respective long-term business strategies and in the best interests of their respective stockholders, that Virbac merge with and into AGNU, or at Virbac's sole discretion a newly formed subsidiary of AGNU (the "Merger"), pursuant to the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Laws (the "DGCL"), and such Boards of Directors have approved the Merger and this Agreement;

         WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is hereby adopted as a plan of reorganization;

         WHEREAS, as promptly as possible after the date hereof VBSA will form a direct or indirect wholly owned subsidiary, which will be incorporated under the laws of France or another jurisdiction selected by VBSA ("Parent") for the purpose of holding the shares of AGNU to be issued in the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, AGNU, VBSA and Virbac hereby agree as follows:


                               ARTICLE I
                              THE MERGER

         Section 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.2), AGNU and Virbac will consummate the Merger. At the Effective Time, Virbac will be merged with and into AGNU, the separate corporate existence of Virbac will cease, AGNU will continue as the surviving corporation (AGNU and Virbac are sometimes referred to herein as the "Constituent Corporations" and AGNU is sometimes referred to herein as the "Surviving Corporation") and AGNU will succeed to and assume all the rights and obligations of Virbac in accordance with the DGCL. Following consummation of the Merger, the Surviving Corporation will change its name to "Virbac Corporation."

         Section 1.2. Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII, the parties will cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL, together with any required related certificates, with the Secretary of State of the State of Delaware in such form as required by the DGCL and in such form as approved by Virbac and AGNU prior to such filing. The Merger will become effective (the "Effective Time") at the time the original, properly executed Certificate of Merger is accepted for filing by the office of the Secretary of State of the State of Delaware in accordance with the DGCL or at such other time which the parties hereto agree upon and designate in the Certificate of Merger as the Effective Time. AGNU will submit a Certificate of Merger for filing at the time of the Closing and may submit a draft thereof prior thereto for pre-clearance.

         Section 1.3. Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") will take place at a time, on a date and at a place to be mutually agreed by AGNU and Virbac or, failing such agreement, on the second Business Day after satisfaction or waiver of the conditions set forth in Article VII (the "Closing Date").

         Section 1.4. Effects of the Merger. The Merger has the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL.

         Section 1.5. Certificate of Incorporation and Bylaws.  At the Effective
Time:

                  (a) The Restated Certificate of Incorporation of AGNU will be amended and restated in its entirety to read as set forth in Exhibit A attached hereto and, as so amended and restated, will be the certificate of incorporation of the Surviving Corporation (the "Surviving Corporation Certificate") until amended in accordance with the terms thereof and applicable law.

                  (b) The By-Laws of AGNU will be amended and restated in their entirety to read as set forth in Exhibit B attached hereto and, as so amended and restated, will be the bylaws of the Surviving Corporation (the "Surviving Corporation Bylaws") until amended in accordance with the terms thereof and applicable law.

         Section 1.6. Directors. All of the directors of AGNU will resign effective as of the Effective Time. The number of directors to serve on the Board of Directors of the Surviving Corporation as of the Effective Time will be five, the members of each class of which will be the individuals set forth on
Schedule 1.6 hereto. The individual who will serve as Chairman of the Board of Directors of the Surviving Corporation will be designated by Virbac. Such individuals will hold office from the Effective Time until his or her successor is duly appointed and qualified or until his or her earlier death, resignation or removal in accordance with the Surviving Corporation Certificate and Surviving Corporation Bylaws.

         Section 1.7. Officers. The officers of the Surviving Corporation will be the individuals to be set forth on Schedule 1.7 by Virbac. Such individuals will hold office from the Effective Time until his or her successor is duly appointed and qualified or until his or her earlier death, resignation or removal in accordance with the Surviving Corporation Certificate and Surviving Corporation Bylaws.

         Section 1.8. Alternative Structure. Virbac may elect in its sole discretion to effect the Merger with a newly formed wholly owned subsidiary of AGNU ("Merger Sub"), with either Virbac or Merger Sub as the "Surviving Corporation", in which event AGNU agrees to form Merger Sub, change AGNU's name to "Virbac Corporation" and execute, deliver an file such further documents and do all acts necessary, desirable or proper to effect such structure.

                                 ARTICLE II
                          CONVERSION OF SECURITIES

         Section 2.1. Effect on Capital Stock. At the Effective Time and without any action on the part of AGNU, Parent, Virbac or any holders of shares of the Constituent Corporations, all of the issued and outstanding shares of Virbac Common Stock immediately prior to the Effective Time will be automatically converted into the right to receive that number of duly authorized, validly issued, fully paid and nonassessable shares (the "Merger Shares") of the common stock, par value $.01 per share, of AGNU (the "AGNU Common Stock"), equal to the product of (a) the difference between (i) the number of shares of AGNU Common Stock issued and outstanding immediately prior to the Effective Time and (ii) 1,000,000 and (b) 1.5. All of the shares of Virbac Common Stock to be converted into AGNU Common Stock pursuant to this Section 2.1 will cease to be outstanding, will automatically be canceled and retired and will cease to exist as of the Effective Time. At the Closing, AGNU will deliver or cause to be delivered to the holders of Virbac Common Stock (the "Virbac Stockholders") stock certificates of AGNU representing such Virbac Stockholders' proportionate amount of Merger Shares.

         Section 2.2. Adjustments of Parent's Share Ownership in AGNU. After the Effective Time and until the final Share Adjustment (as defined below) is made following the expiration, termination or exercise of all options (the "AGNU Options") to purchase AGNU Common Stock that are outstanding as of the Effective Time, AGNU will, contemporaneously with the issuance of AGNU Common Stock upon the exercise of an AGNU Option or pursuant to that certain Agreement and Plan of Merger dated as of July 16, 1997 among AGNU, Mardel Acquisition Corporation and Mardel Laboratories, Inc., issue to Parent (a "Share Adjustment") an additional number of shares of AGNU Common Stock, if any, equal to the product of (a) the aggregate number of shares of AGNU Common Stock issued upon the exercise of such AGNU Option and (b) 1.5.

                                  ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF PARENT AND VIRBAC

         Subject to the exceptions set forth and identified in the disclosure schedule attached hereto as Appendix A (the "Virbac Disclosure Schedule"), Parent and Virbac represent and warrant to AGNU as follows:

         Section 3.1. Organization and Authority. Each of Virbac and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted. Each of Virbac and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary (each of which jurisdictions is identified in Item 3.1 of the Virbac Disclosure Schedule) other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing would not, in the aggregate, have a Material Adverse Effect (as defined in Section 11.3(e). Virbac has delivered to AGNU complete and correct copies of its certificate of incorporation and bylaws, in each case, as in effect on the date hereof.

         Section 3.2. Subsidiaries. Item 3.2 of the Virbac Disclosure Schedule lists each direct and indirect Subsidiary of Virbac. Except as set forth in Item
3.2 of the Virbac Disclosure Schedule, all the outstanding shares of capital stock of each Subsidiary are owned, directly or indirectly, by Virbac, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of its Subsidiaries and except as otherwise indicated in Item 3.2 of the Virbac Disclosure Schedule, Virbac does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

         Section 3.3. Capitalization. As of the date of this Agreement, the authorized capital stock of Virbac consists of 10,000,000 shares of Virbac Common Stock. At the close of business on October 16, 1998, (i) 8,399,810 shares of Virbac Common Stock were issued and outstanding and (ii) no shares of Virbac Common Stock were held by Virbac in its treasury. Except as set forth above, as of October 16, 1998, no shares of capital stock or other voting securities of Virbac are issued, reserved for issuance or outstanding. Of the issued and outstanding shares of capital stock of Virbac, 8,346,347 shares of Virbac Common Stock are owned by VBSA (and, upon formation of Parent, will be owned by Parent) and 53,463 shares of Virbac Common Stock are owned by Mr. Roger D. Brandt. All outstanding shares of Virbac Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Virbac having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which stockholders of Virbac may vote. As of the date hereof, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Virbac or any of its Subsidiaries is a party or by which any of them is bound obligating Virbac or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Virbac or of any of its Subsidiaries or obligating Virbac or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding contractual obligations of Virbac or any of its Subsidiaries to vote or to dispose of any shares of the capital stock of any of Virbac's Subsidiaries.

         Section 3.4. Authorization. Virbac has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by Virbac of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Virbac and no other corporate proceedings on the part of Virbac are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by Virbac and, assuming this Agreement constitutes a valid and binding obligation of AGNU, constitutes a valid and binding obligation of Virbac, enforceable against Virbac in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

         Section 3.5. Consent and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act"), the AGNU Stockholder Approval, applicable requirements of the National Association of Securities Dealers or the Nasdaq, foreign laws, the filing of the Certificate of Merger and any required related certificates under the DGCL, and the other matters referred to in Item 3.5 of the Virbac Disclosure Schedule (collectively, the "Virbac Required Approvals"), neither the execution, delivery or performance of this Agreement by Virbac nor the consummation by Virbac of the transactions contemplated hereby will (i) conflict with or result in the breach of any provision of the certificate of incorporation or bylaws of Virbac, (ii) require any permit, authorization, consent or approval of, or any filing with, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic or foreign (a "Governmental Entity"), except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have, individually or in the aggregate, a Material Adverse Effect, (iii) result in a violation or breach of, or constitute, with or without due notice or lapse of time or both, a default, or give rise to any right of termination, amendment, cancellation or acceleration under, any of the material terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license, contract, agreement or other instrument or obligation to which Virbac or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Virbac, any of its Subsidiaries or any of their respective properties or assets, except in the case of clauses (iii) or (iv) for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 3.6. Financial Statements. Virbac has heretofore made available to AGNU true and complete copies of the following financial statements of Virbac (the "Virbac Financial Statements"): (i) audited balance sheet as of December 31, 1997 and related notes thereto, (ii) audited statement of operations for the two years ended December 31, 1997 and December 31, 1996, and related notes thereto, (iii) audited statement of cash flows for the two years ended December 31, 1997 and December 31, 1996, and related notes thereto, (iv) unaudited balance sheet as of August 31, 1998 and (v) the unaudited statement of operations for the eight months ended August 31, 1998. The Virbac Financial Statements, as of the respective dates thereof, (i) complied as to form in all material respects with applicable accounting requirements, (ii) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved and (iii) fairly present (subject, in the case of the unaudited statements, to normal, recurring, year-end audit adjustments) the consolidated financial position of Virbac and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods indicated therein. The unaudited financial statements by Virbac referred to in this Section 3.6 are attached hereto as Item 3.6 of the Virbac Disclosure Schedule, provided however, that Virbac will make available to AGNU, by October 30, 1998, true and complete copies of an unaudited statement of cash flows for the eight months ended August 31, 1998, which shall then be deemed to be included in the Virbac Financial Statements.

         Section 3.7. Absence of Certain Changes or Events. Except as set forth in Item 3.7 of the Virbac Disclosure Schedule, since December 31, 1997, Virbac and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business, and there has not been, in the aggregate, (1) any changes that have had a Material Adverse Effect, (2) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock or any redemption, purchase or other acquisition of any of its capital stock, (3) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any capital stock or any options, warrants, rights or other securities in respect of, in lieu of or in substitution for, shares of its capital stock, (4) (A) any granting by Virbac or any of its Subsidiaries to any officer or employee of Virbac or any of its Subsidiaries of any increase in compensation, except in the Ordinary Course of Business, including in connection with promotions consistent with past practice or as was required under employment agreements in effect as of December 31, 1997, (B) any granting by Virbac or any of its Subsidiaries to any such officer or employee of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of December 31, 1997 and previously made available to AGNU, or (C) any entry by Virbac or any of its Subsidiaries into any employment, severance or termination agreement with any such officer or employee, (5) any event, circumstance, damage, destruction or loss, whether or not covered by insurance, that has, or reasonably could be expected to have, a Material Adverse Effect,
(6) any revaluation by Virbac of any of its material assets that has, or reasonably could be expected to have, a Material Adverse Effect in the aggregate, (7) any material change in accounting methods, principles or practices by Virbac or (8) any adoption, amendment or termination of any bonus, profit sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers or employees.

         Section 3.8. No Undisclosed Liabilities. Except as set forth in the Virbac Financial Statements or in Item 3.8 of the Virbac Disclosure Schedule, neither Virbac nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise.
Since December 31, 1997, except for liabilities incurred by Virbac or its Subsidiaries in the Ordinary Course of Business, neither Virbac nor any of its Subsidiaries has incurred any material liabilities of any nature, whether or not accrued, contingent or otherwise, and that in the aggregate would be reasonably expected to have a Material Adverse Effect.

         Section 3.9. Proxy Statement. None of the information supplied or to be supplied by Virbac specifically for inclusion or incorporation by reference in the Proxy Statement (the "Proxy Statement"), will, at the time the Proxy Statement is first mailed to the stockholders of AGNU and at the time of the special meeting of stockholders of AGNU (the "AGNU Stockholders' Meeting") called for the purpose of approving the Merger and the issuance of the Merger Shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Virbac with respect to statements made or incorporated by reference therein based on information supplied by AGNU specifically for inclusion or incorporation by reference in the Proxy Statement.

         Section 3.10.     Benefit Plans.

                  (a) Except as disclosed in Item 3.10(a) of the Virbac Disclosure Schedule, since December 31, 1997, there has not been any adoption or amendment in any material respect by Virbac or any of its Subsidiaries of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, restricted stock, phantom stock, retirement, severance, disability, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of Virbac or any of its Subsidiaries (collectively, "Virbac Benefit Plans"). Except as disclosed in Item 3.10(a) of the Virbac Disclosure Schedule, there exist no employment, consulting, severance, change in control, termination, rabbi trust or indemnification agreements, arrangements or understandings between Virbac or any of its Subsidiaries and any current or former employee, officer or director of Virbac or any of its Subsidiaries (collectively, "Virbac Compensation Agreements").

                  (b) Item 3.10(b) of the Virbac Disclosure Schedule contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Virbac Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Virbac Benefit Plans maintained, or contributed to, by Virbac or any of its Subsidiaries for the benefit of any current or former employees, officers or directors of Virbac or any of its Subsidiaries. Virbac has delivered to AGNU true, complete and correct copies of (i) each Virbac Benefit Plan (or, in the case of any unwritten Virbac Benefit Plans, descriptions thereof) and all amendments thereto, (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Virbac Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Virbac Benefit Plan for which such summary plan description is required, (iv) each trust agreement and group annuity contract relating to any Virbac Benefit Plan and (v) each Compensation Agreement (or in the case of any unwritten Virbac Compensation Agreements, descriptions thereof) and all amendments thereto.

                  (c) Except as disclosed in Item 3.10(b) of the Virbac Disclosure Schedule, all Virbac Pension Plans intended to qualify under the Code have been the subject of determination letters from the Internal Revenue Service to the effect that such Virbac Pension Plans are qualified under Section 401(a) of the Code, and no such determination letter has been revoked nor, to the best knowledge of Virbac, has revocation been threatened, nor has any such Virbac Pension Plan been amended since the date of its most recent determination letter in any respect that would adversely affect its qualification. Except as disclosed in Item 3.10(a) of the Virbac Disclosure Schedule, there is no material pending or, to Virbac's knowledge, threatened litigation relating to any of the Virbac Benefit Plans or the Virbac Compensation Agreements.

                  (d) No Virbac Pension Plan is subject to Title IV of ERISA. None of Virbac, any of its Subsidiaries, any officer of Virbac or, to the knowledge of Virbac, any trustee or administrator of an Virbac Benefit Plan that is subject to ERISA, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or
         Section 4975 of the Code) or any other breach of fiduciary responsibility involving such Virbac Benefit Plan that could subject Virbac, any of its Subsidiaries or any officer of Virbac or any of its Subsidiaries to any material tax or penalty on prohibited transactions imposed by such Section 4975 or to any material liability under Section 502(i) or (1) of ERISA.

                  (e) With respect to any Virbac Benefit Plan that is an employee welfare benefit plan, except as disclosed in Item 3.10(b) of the Virbac Disclosure Schedule, (i) no such Virbac Benefit Plan is unfunded or funded through a "welfare benefits fund," as such term is defined in Section 419(e) of the Code, (ii) each such Virbac Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and (iii) each such Virbac Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to Virbac or any of its Subsidiaries at any time. Except as disclosed in Item 3.10(b) of the Virbac Disclosure Schedule, there has been no written or, to Virbac's knowledge, oral communication to employees by Virbac or any of its Subsidiaries that would reasonably be expected to promise or guarantee such employees retiree health or life insurance or other retiree death benefits on a permanent basis.

                  (f) Except as disclosed in Item 3.10(f) of the Virbac Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any employees of Virbac or any of the Subsidiaries to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, or increase the amount payable or trigger any other material obligation pursuant to, any of the Virbac Benefit Plans or the Virbac Compensation Agreements or (iii) result in any material breach or violation of, or a default under, any of the Virbac Benefit Plans or the Virbac Compensation Agreements.

         Section 3.11. Litigation. Except as set forth in Item 3.11 of the Virbac Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of Virbac, threatened against Virbac or any of its Subsidiaries that could reasonably be expected to have, directly or indirectly or in the aggregate, a Material Adverse Effect. Except as set forth in Item 3.11 of the Virbac Disclosure Schedule, neither Virbac nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree that could reasonably be expected to have, directly or indirectly, in the aggregate, a Material Adverse Effect.

         Section 3.12.  Compliance  with  Applicable Law. Except as disclosed in
Item 3.12 of the Virbac Disclosure Schedule, Virbac and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, concessions, franchises and approvals of all Governmental Entities necessary to own or lease their respective assets and to conduct their respective businesses (the "Virbac Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders, concessions, franchises and approvals that would not, in the aggregate, have a Material Adverse Effect. Virbac and its Subsidiaries are in compliance with the terms of the Virbac Permits, except where the failure so to comply would not have a Material Adverse Effect. Except as disclosed in Item
3.12 of the Virbac Disclosure Schedule, to the best knowledge of Virbac and its Subsidiaries, Virbac and its Subsidiaries are in compliance with all laws, ordinances or regulations of any Governmental Entity, except for such possible violations or failures of compliance that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in
Item 3.12 of the Virbac Disclosure Schedule, as of the date of this Agreement, to the best knowledge of Virbac or any of its Subsidiaries, no investigation or review by any Governmental Entity with respect to Virbac or any of its Subsidiaries is pending, threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation or review, other than, in each case, those the outcome of which would not be reasonably expected, in the aggregate, to have a Material Adverse Effect.

         Section 3.13. Tax Matters. Except as set forth in Item 3.13 of the Virbac Disclosure Schedule:

                  (a) Each of  Virbac  and its  Subsidiaries  has  filed all tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a Material Adverse Effect on Virbac. Virbac and each of its Subsidiaries has paid (or Virbac has paid on its behalf) or made provision for all taxes shown as due on such tax returns and reports. No claim has been made since December 31, 1997 by an authority in a jurisdiction where Virbac or any of its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction. The most recent financial statements of Virbac reflect adequate reserves for all taxes payable by Virbac and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against Virbac or any of its Subsidiaries that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a Material Adverse Effect on Virbac. There are no liens for taxes (other than for current taxes not yet due and payable) on the assets of Virbac or its Subsidiaries. No requests for waivers of the time to assess any taxes against Virbac or any of its Subsidiaries have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements of Virbac, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a Material Adverse Effect on Virbac. Neither Virbac nor any of its Subsidiaries is a party to or bound by any agreement providing for the allocation or sharing of taxes. Neither Virbac nor any of its
         Subsidiaries  has  filed  a  consent  pursuant  to  or  agreed  to  the application of Section 341(f) of the Code. Each of Virbac and its Subsidiaries has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code. All taxes that are required by the laws of the United States, any state or political subdivision thereof, or any foreign country to be withheld or collected by Virbac or any of its Subsidiaries have been duly withheld or collected and, to the extent required, have been paid to the proper governmental authorities or properly deposited as required by applicable laws. None of Virbac and its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Virbac), or (ii) has any liability for the taxes of any person (other than any of Virbac and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise. For purposes of this Agreement, the term tax (including, with correlative meaning, the terms "taxes" and "taxable") will include all federal, state, local, and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, and other taxes, duties, or assessments of any nature whatsoever, together with all interest, penalties, and additions imposed with respect to such amounts.

                  (b) No claim has been made since August 31, 1998 by an authority in a jurisdiction where Virbac or any of its Subsidiaries does not pay sales and/or use taxes that it is or may be subject to a requirement to remit such taxes in that jurisdiction. Since August 31, 1998 Virbac and its Subsidiaries have collected and/or remitted any sales and/or use taxes required to be collected and/or remitted by all states in which Virbac or its Subsidiaries conduct business activities, except to the extent that a failure to collect and/or remit such sales and/or use taxes would not have a Material Adverse Effect on Virbac.

                  (c) None of the compensation paid by Virbac since January 1, 1997, and none of the compensation, if any, that may be payable as a result of the Merger will be subject to the limitations set forth in
         Section 162(m) of the Code.

                  (d) No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Virbac or any of its Subsidiaries who is a "disqualified individual" (as such term is defined in Section 280G(c) of the Code or proposed Treasury Regulation Section 1.280G-1) under any Virbac Compensation Agreement or Virbac Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(l) of the Code).

                  (e) Virbac is not aware of any circumstance or event that is reasonably likely to prevent the Merger from being treated as a tax-free reorganization pursuant to Section 368(a) of the Code.

         Section 3.14. Customer Warranties. Except as disclosed in Item 3.14 of the Virbac Disclosure Schedule, there are no pending, nor are there to the best knowledge of Virbac any threatened, material claims under or pursuant to any warranty, whether expressed or implied, on products or services sold prior to the date of this Agreement by Virbac or any of its Subsidiaries. Item 3.14 of the Virbac Disclosure Schedule identifies all such claims asserted from December 31, 1997 to the date of this Agreement and describes the resolution or status of each such claim.

         Section 3.15. Brokers. No broker, investment banker, financial advisor or other Person other than Fountain Agricounsel, LCC, whose fee (the "Broker Fee") will be paid by Virbac, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Virbac. A true and complete copy of Virbac's engagement letter with Fountain Agricounsel, LCC is set forth as Item 3.15 of the Virbac Disclosure Schedule.

         Section 3.16. Material Contracts. Item 3.16 to this Agreement constitutes a complete and accurate list of each of the following contracts or agreements, whether oral or written, express or implied, to which Virbac or any of its Subsidiaries is a party, or by which Virbac or any of its Subsidiaries may be bound involving the payment of (a) any note, bond, mortgage or other instrument which evidences or secures indebtedness of Virbac with a balance outstanding of $25,000 or more, which cannot be redeemed or prepaid at the option of Virbac for an amount which, when added to the outstanding principal balance, would be less than $50,000, (b) any lease of real or personal property, or any sublease of real property, by Virbac, as lessee, pursuant to which Virbac reasonably anticipates the payment of aggregate rent, taxes, insurance, utilities (if applicable) and other charges in excess of $25,000 over the remaining term of the lease, exclusive of all optional renewal periods and optional extensions of the term (provided, however, that any such lease will not be deemed a Virbac Material Contract in the event Virbac has the contractual right to terminate the lease in question on 30 days' notice or less, without incurring a penalty or premium in excess of $50,000), or (c) any lease of real or personal property, or any sublease of real property, by Virbac, as lessor, pursuant to which Virbac reasonably anticipates the collection of aggregate rent in excess of $50,000 over the remaining term of the lease, exclusive of all optional renewal periods and extensions of the term (provided, however, that any such lease will not be deemed a Virbac Material Contract in the event Virbac has the contractual right to terminate the lease in question on 30 days' notice or less without incurring a penalty or premium in excess of $25,000 (the "Virbac Material Contracts"). True and correct copies of the Virbac Material Contracts and any agreements or amendments thereto have been made available for review by AGNU. None of the Virbac Material Contracts is currently subject to renegotiation or other adjustment of its terms either in whole or in part. None of Virbac or its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected, or under which it or any of its respective assets, business or operations receives benefits, which default, in the aggregate, is reasonably likely to have a Material Adverse Effect, and there has not occurred any event that, with lapse of time or giving of notice or both, would constitute such a default. Except as disclosed in Item 3.16 of the Virbac Disclosure Schedule, neither Virbac nor any of its Subsidiaries is subject to, or bound by, any contract containing covenants which (i) limit the ability of Virbac or any of its Subsidiaries to compete in any line of business or against any Person or entity, or (ii) involve any restriction of the method by which, or the geographical area in which, Virbac or any of its Subsidiaries may carry on its business, other than as may be required by law or any applicable Governmental Entity.

         Section 3.17. Labor Matters. Neither Virbac nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Virbac or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving Virbac or any of its Subsidiaries, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its or any of the Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity. Neither Virbac nor any of its Subsidiaries has been, within the last three years, nor, to the knowledge of Virbac and its Subsidiaries, are they likely to become the subject of, or involved in, any investigation, complaint or proceeding by the United States Department of Labor, the Office of Federal Contract Compliance, the Equal Employment Opportunity
Commission or any similar federal, state or local body dealing with any employment policies and practices of Virbac or such Subsidiaries or any Person currently employed by them, except for any such investigation, complaint or proceeding that, in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

         Section 3.18. Environmental Matters. Except as set forth in Item 3.18 of the Virbac Disclosure Schedule and except for matters which are not reasonably likely, in the aggregate, to have a Material Adverse Effect: (i) neither the businesses of Virbac and its Subsidiaries nor the operation thereof violates any applicable environmental law and no condition or event has occurred which, with notice or the passage of time or both, would constitute a violation of any Environmental Law; (ii) Virbac and each of its Subsidiaries are in possession of all permits required under any applicable Environmental Law ("Environmental Permits") for the conduct or operation of the businesses of Virbac and each of its Subsidiaries, (iii) Virbac and each of its Subsidiaries are in compliance in all material respects with all of the requirements and limitations included in the Environmental Permits, (iv) none of Virbac or any of its Subsidiaries has stored or used any Hazardous Substance; (v) neither Virbac nor any of its Subsidiaries has received any written notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; and (vi) none of Virbac or any of its Subsidiaries has buried, dumped, disposed, spilled or released any pollutants, contaminants or hazardous wastes, substances or materials on, beneath or adjacent to any of its property or any property adjacent thereto.

         As used herein, the term "Environmental Law" means any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (A) the protection of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property involving any Hazardous Substance. The term "Hazardous Substance" means any substance in any concentration that is listed, classified or regulated pursuant to any Environmental Law.

         Section  3.19.   Virbac   Intellectual   Property.   The  term  "Virbac
Intellectual Property" means all of Virbac's and its Subsidiaries' (i) registered or unregistered trademarks and other marks, service marks, trade names or other trade rights, and pending applications for any such registration,
(ii) rights in or to patents and copyrights and pending applications therefor and (iii) rights to other trademarks, service marks and other marks, trade names and other trade rights and all other trade secrets, designs, plans, specifications, technology, know-how, methods, designs, concepts, and other proprietary rights, whether or not registered. Except as set forth in Item 3.19 of the Virbac Disclosure Schedule, (a) Virbac and each of its Subsidiaries is the sole owner of and has the exclusive right to use its Virbac Intellectual Property free from any Liens, (b) no Person has a right to receive a royalty or similar payment in respect of any Virbac Intellectual Property, whether pursuant to any contractual arrangements entered into by Virbac or any of its Subsidiaries or otherwise, (c) to Virbac's knowledge, none of the Virbac Intellectual Property, nor Virbac's or any of its Subsidiaries' use thereof, infringe or otherwise violate the rights of any third party, and (d) to Virbac's knowledge, Virbac is not aware of any infringement or violation of Virbac's or any of its Subsidiaries' rights in or to the Virbac Intellectual Property by any third party. Virbac and its Subsidiaries have the exclusive right to use, sell, license and dispose of, and has the right to bring actions for infringement of, the Virbac Intellectual Property.

         Section 3.20.     Year 2000 Issues.

                  (a) Virbac has conducted an inventory and assessment of all software, computers, network equipment, technical infrastructure, production equipment and other equipment and systems that are material to the operation of the business of Virbac and that rely on, utilize or perform date or time processing ("Virbac's Systems").

                  (b) Any failure of any of Virbac's Systems to be Year 2000 Complaint will not cause a Material Adverse Effect.

                  (c) "Year 2000 Compliant" means the party's system will at all times: (1) consistently and accurately handle and process date and time information and data values before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on or utilizing dates or portions of dates; (2) function accurately and in accordance with its specifications without interruption, abnormal endings, degradation, change in operation or other impact, or disruption of other systems, resulting from processing date or time data with values, before, during and after January 1, 2000; (3) respond to and process two-digit date input in a way that resolves any ambiguity as to century; and (4) store and provide output of date information in ways that are unambiguous as to century.

         Section 3.21.     Regulatory Compliance.

                  (a) To Virbac's knowledge, since the most recent audit, if any, by the United States Department of Agriculture ("USDA"), Food and Drug Administration ("FDA"), Environmental Protection Agency ("EPA") or any other federal, state, local or foreign governmental entity that is concerned with the safety, efficacy, reliability or manufacturing of animal health or pharmaceutical products (each, a "Drug Regulatory Agency"), no act or omission has occurred at Virbac's facilities which would subject Virbac to noncompliance with the standards of the USDA, FDA, EPA or any other applicable Drug Regulatory Agency.

                  (b) Item 3.21 of the Virbac Disclosure Schedule sets forth a list, for the period between August 31, 1998 and the date hereof, of
         (i) all regulatory or warning letters,
         notices of adverse findings and similar letters or notices issued by the USDA, FDA, EPA or Drug Regulatory Agency, if any, to Virbac or any of its Subsidiaries that would have a Material Adverse Effect, (ii) all product recalls, notifications and safety alerts conducted by Virbac or any of its Subsidiaries, whether or not required by the USDA, FDA or EPA or Drug Regulatory Agency, and any request from the USDA, FDA, EPA or any Drug Regulatory Agency requesting Virbac or any of its Subsidiaries to cease to investigate, test or market any product, which recalls, notifications, safety alerts or requests would have a Material Adverse Effect, and (iii) any criminal injunctive, seizure or civil penalty actions begun or threatened by the USDA, FDA, EPA or any Drug Regulatory Agency against Virbac or any of its Subsidiaries and known by Virbac or any of its Subsidiaries and all related consent decrees issued with respect to Virbac or any of its Subsidiaries. Copies of all documents referred to in Item 3.21 have been made available to AGNU.

         Section 3.22. State Takeover Statutes Inapplicable. As of the date hereof and at all times on or prior to the Effective Time, Section 203 of the DGCL is, and will be, inapplicable to the Merger and the transactions contemplated thereby.


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF AGNU

         Subject to the exceptions set forth and identified in the disclosure schedule attached hereto as Appendix B (the "AGNU Disclosure Schedule"), AGNU represents and warrants to Parent and Virbac as follows:

         Section 4.1. Organization and Authority. AGNU is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted. AGNU is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary other than in such jurisdictions where any failure to be so duly qualified or licensed and in good standing would not, in the aggregate, have a Material Adverse Effect. AGNU has delivered to Virbac complete and correct copies of its certificate of incorporation and bylaws, in each case, as in effect on the date hereof.

         Section 4.2. Subsidiaries. Item 4.2 of the AGNU Disclosure Schedule lists each direct and indirect Subsidiary of AGNU. Except as set forth in Item
4.2 of the AGNU Disclosure Schedule, all the outstanding shares of capital stock of each Subsidiary are owned, directly or indirectly, by AGNU, free and clear of all Liens, and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of its Subsidiaries and except as otherwise indicated in Item 4.2 of the AGNU Disclosure Schedule, AGNU does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

         Section 4.3. Capitalization. The authorized capital stock of AGNU consists of 20,000,000 shares of AGNU Common Stock and 2,000,000 shares of preferred stock, par value $.01 per share ("AGNU Preferred Stock"), of AGNU. At the close of business on October 16, 1998, (i) 9,384,480 shares of the AGNU Common Stock were issued, (ii) no shares of the AGNU Preferred Stock were issued and outstanding, (iii) 129,961 shares of AGNU Common Stock were held by AGNU in its treasury (none of which will be held in Treasury as of the Effective Time), and (iv) no shares of AGNU Preferred Stock were held by AGNU in its treasury. Except as set forth above and in Item 4.3 of the AGNU Disclosure Schedule, as of October 16, 1998, no shares of capital stock or other voting securities of AGNU are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of AGNU are duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights. There are no bonds, debentures, notes or other indebtedness of AGNU having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which stockholders of AGNU may vote. Attached to Item 4.3 of the AGNU Disclosure Schedule is a schedule of (i) shares of AGNU Common Stock reserved for issuance upon exercise of options pursuant to the AGNU Stock Option Plans and (ii) options to purchase shares of AGNU Common Stock containing the name of each Optionee, the date of grant, vesting schedule, exercise price and option termination date.

         Section 4.4. Authorization. AGNU has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval and adoption of this Agreement and the issuance of the Merger Shares pursuant to this Agreement by the holders of a majority of the votes of the holders of shares of AGNU Common Stock cast thereon (the "AGNU Stockholder Approval"), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by AGNU of the Merger and of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of AGNU and no other corporate proceedings on the part of AGNU are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by AGNU and, assuming this Agreement constitutes a valid and binding obligation of Parent and Virbac, constitutes a valid and binding obligation of AGNU, enforceable against AGNU in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

         Section 4.5. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the HSR Act, the filing of the Certificate of Merger and any required related certificate under the DGCL, the laws of other states in which AGNU is incorporated or qualified to do or is doing business and state takeover laws, such filings and approvals as may be required under state laws in those jurisdictions in which Virbac or any of its Subsidiaries is licensed or holds a permit to engage in business and the other matters referred to in Item 4.5 of the AGNU Disclosure Schedule (collectively, the "AGNU Required Consents"), neither the execution, delivery or performance of this Agreement by AGNU nor the consummation by AGNU of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of AGNU, (ii) require any permit, authorization, consent or approval of, or any filing with, any Governmental Entity, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have, individually or in the aggregate, a Material Adverse Effect, (iii) result in a violation or breach of, or constitute, with or without due notice or lapse of time or both, a default, or give rise to any right of termination, amendment, cancellation or acceleration, under, any of the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, permit, concession, franchise, license, lease, contract, agreement or other instrument or obligation to which AGNU or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to AGNU, any of its Subsidiaries or any of their properties or assets, except in the case of clauses (iii) and (iv) for violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 4.6. SEC Reports and Financial Statements. AGNU has filed with the SEC, and has heretofore made available to Virbac, true and complete copies of all forms, reports, schedules, statements and other documents required to be filed with the Securities and Exchange Commission (the "SEC") by it since January 1, 1996 under the Exchange Act or the Securities Act (such forms, reports, schedules, statements and other documents, including any financial statements or schedules included therein, are referred to as (the "AGNU SEC Documents"). Except to the extent revised or superseded by a subsequently filed AGNU SEC Document, the AGNU SEC Documents, at the time filed, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The financial statements of AGNU included or incorporated by reference in the AGNU SEC Documents (i) as of the time filed, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and (iii) fairly present (subject, in the case of the unaudited statements, to normal, recurring, year-end audit adjustments) the consolidated financial position of AGNU and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods indicated therein.

         Section 4.7. Absence of Certain Changes or Events. Except (i) as disclosed in the AGNU SEC Documents filed and publicly available prior to the date of this Agreement and (ii) as set forth in Item 4.7 of the AGNU Disclosure Schedule, since the date of the most recent financial statements included in the AGNU SEC Documents, AGNU and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business, and there has not been, in the aggregate, (1) any changes that have had a Material Adverse Effect, (2) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock or any redemption, purchase or other acquisition of any of its capital stock (except for its ordinary quarterly cash dividends with respect to the AGNU Common Stock), (3) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any capital stock or any options, warrants, rights or other securities in respect of, in lieu of or in substitution for, shares of its capital stock, (4) (A) any granting by AGNU or any of its Subsidiaries to any officer or employee of AGNU or any of its Subsidiaries of any increase in compensation, except in the Ordinary Course of Business, including in connection with promotions consistent with past practice or as was required under employment agreements in effect as of the date of the most recent financial statements included in the AGNU SEC Documents, (B) any granting by AGNU or any of its Subsidiaries to any such officer or employee of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of the date of the most recent financial statements included in the AGNU SEC Documents and previously made available to AGNU, or (C) any entry by AGNU or any of its Subsidiaries into any employment, severance or termination agreement with any such officer or employee, (5) any event, circumstance, damage, destruction or loss, whether or not covered by insurance, that has, or reasonably could be expected to have, a Material Adverse Effect, (6) any material change in accounting methods, principles or practices by AGNU or (7) any adoption, amendment or termination of any bonus, profit sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers or employees.

         Section 4.8. No Undisclosed Liabilities. Except as set forth in AGNU's audited, consolidated financial statements included in AGNU's Annual Report on Form 10-K filed for the fiscal year ended October 31, 1997 or in Item 4.8 of the AGNU Disclosure Schedule, neither AGNU nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise. Since the date of the most recent financial statements included in the AGNU SEC Documents, except as set forth in the AGNU SEC Documents and except for liabilities incurred by AGNU and its Subsidiaries in the Ordinary Course of Business, neither AGNU nor any of its Subsidiaries has incurred any material liabilities of any nature, whether or not accrued, contingent or otherwise that would be reasonably expected to have a Material Adverse Effect.

         Section 4.9. Proxy Statement. None of the information supplied or to be supplied by AGNU specifically for inclusion or incorporation by reference in the Proxy Statement, will, at the time the Proxy Statement is first mailed to the stockholders of AGNU and at the time of the AGNU Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply with the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by AGNU with respect to statements made or incorporated by reference therein based on information supplied by Parent or Virbac specifically for inclusion or incorporation by reference in the Proxy Statement.

         Section 4.10.     Benefit Plans.

                  (a) Except as disclosed in Item 4.10 of the AGNU Disclosure Schedule, since February 11, 1998, there has not been any adoption or amendment in any material respect by AGNU or any of its Subsidiaries of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, restricted stock, phantom stock, retirement, severance, disability, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of AGNU or any of its Subsidiaries (collectively, "AGNU Benefit Plans"). Except as disclosed in Item 4.10 of the AGNU Disclosure Schedule, there exist no employment, consulting, severance, change in control, termination or indemnification agreements, rabbi trust, arrangements or understandings between AGNU or any of its Subsidiaries and any current or former employee, officer or director of AGNU or any of its Subsidiaries (collectively, "AGNU Compensation Agreements").

                  (b) Item 4.10 of the AGNU Disclosure Schedule contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of ERISA) (sometimes referred to herein as "AGNU Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other AGNU Benefit Plans maintained, or contributed to, by AGNU or any of its Subsidiaries for the benefit of any current or former employees, officers or directors of AGNU or any of its Subsidiaries. AGNU has delivered to Virbac true, complete and correct copies of (i) each AGNU Benefit Plan (or, in the case of any unwritten AGNU Benefit Plans, descriptions thereof) and all amendments thereto, (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each AGNU Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each AGNU Benefit Plan for which such summary plan description is required, (iv) each trust agreement and group annuity contract relating to any AGNU Benefit Plan and (v) each Compensation Agreement (or in the case of any unwritten AGNU Compensation Agreements, descriptions thereof) and all amendments thereto.

                  (c) Except as disclosed in Item 4.10 of the AGNU Disclosure Schedule, all AGNU Pension Plans intended to qualify under the Code have been the subject of determination letters from the Internal Revenue Service to the effect that such AGNU Pension Plans are qualified under Section 401(a) of the Code, and no such determination letter has been revoked nor, to the best knowledge of AGNU, has revocation been threatened, nor has any such AGNU Pension Plan been amended since the date of its most recent determination letter in any respect that would adversely affect its qualification. Except as disclosed in Item 4.10 of the AGNU Disclosure Schedule, there is no material pending or, to AGNU's knowledge, threatened litigation relating to any of the AGNU Benefit Plans or the AGNU Compensation Agreements.

                  (d) No AGNU Pension Plan is subject to Title IV of ERISA. None of AGNU, any of its Subsidiaries, any officer of AGNU or, to the knowledge of AGNU, any trustee or administrator of an AGNU Benefit Plan that is subject to ERISA, has engaged in a "prohibited transaction" (as such term is defined in
         Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility involving such AGNU Benefit Plan that could subject AGNU, any of its Subsidiaries or any officer of AGNU or any of its Subsidiaries to any material tax or penalty on prohibited transactions imposed by such Section 4975 or to any material liability under Section 502(i) or (1) of ERISA.

                  (e) With respect to any AGNU Benefit Plan that is an employee welfare benefit plan, except as disclosed in Item 4.10 of the AGNU Disclosure Schedule, (i) no such AGNU Benefit Plan is unfunded or funded through a "welfare benefits fund," as such term is defined in
         Section 419(e) of the Code, (ii) each such AGNU Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and (iii) each such AGNU Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to AGNU or any of its Subsidiaries at any time. Except as disclosed in
         Item 4.10 of the AGNU Disclosure Schedule, there has been no written or, to AGNU's knowledge, oral communication to employees by AGNU or any of its Subsidiaries that would reasonably be expected to promise or guarantee such employees retiree health or life insurance or other retiree death benefits on a permanent basis.

                  (f) Except as disclosed in Item 4.10 of the AGNU Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any employees of AGNU or any of the Subsidiaries to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the AGNU Benefit Plans or the AGNU Compensation Agreements or (iii) result in any material breach or violation of, or a default under, any of the AGNU Benefit Plans or the AGNU Compensation Agreements.

         Section 4.11. Litigation. Except as set forth in Item 4.11 of the AGNU Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of AGNU, threatened against AGNU or any of its Subsidiaries that could reasonably be expected to have, directly or indirectly or in the aggregate, a Material Adverse Effect. Except as set forth in Item 4.11 of the AGNU Disclosure Schedule, neither AGNU nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree that could reasonably be expected to have, directly or indirectly, or in the aggregate, a Material Adverse Effect.

         Section 4.12. Compliance with Applicable Law. AGNU and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, concessions, franchises and approvals of all Governmental Entities necessary to own or lease their respective assets and to conduct their respective businesses (the "AGNU Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders, concessions, franchises and approvals that would not, in the aggregate, have a Material Adverse Effect. AGNU and its Subsidiaries are in compliance with the terms of the AGNU Permits, except where the failure so to comply would not have a Material Adverse Effect. Except as disclosed in Item 4.12 of the AGNU Disclosure Schedule, to the best knowledge of AGNU and its Subsidiaries, AGNU and its Subsidiaries are in compliance with all laws, ordinances or regulations of any Governmental Entity, except for such possible violations or failures of compliance that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Item 4.12 of the AGNU Disclosure Schedule, as of the date of this Agreement, to the best knowledge of AGNU or any of its Subsidiaries, no investigation or review by any Governmental Entity with respect to AGNU or any of its Subsidiaries is pending or threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation or review, other than, in each case, those the outcome of which would not be reasonably expected, in the aggregate, to have a Material Adverse Effect.

         Section 4.13. Tax Matters. Except as set forth in Item 4.13 of the AGNU Disclosure Schedule:

                  (a) Each of AGNU and its Subsidiaries has filed all tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a Material Adverse Effect on AGNU. AGNU and each of its Subsidiaries has paid (or AGNU has paid on its behalf) or made provision for all taxes shown as due on such tax returns and reports. No claim has been made since July 31, 1998 by an authority in a jurisdiction where AGNU or any of its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction. The most recent financial statements contained in AGNU's Annual Report on Form 10-K ("AGNU 1997 10-K") for the fiscal year ended October 31, 1997 reflect adequate reserves for all taxes payable by AGNU and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against AGNU or any of its Subsidiaries that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a Material Adverse Effect on AGNU. There are no liens for taxes (other than for current taxes not yet due and payable) on the assets of AGNU or its Subsidiaries. No requests for waivers of the time to assess any taxes against AGNU or any of its Subsidiaries have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the AGNU SEC Documents, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a Material Adverse Effect on AGNU. Except as set forth in the AGNU 1997 10-K, neither AGNU nor any of its Subsidiaries is a party to or bound by any agreement providing for the allocation or sharing of taxes. Neither AGNU nor any of its Subsidiaries has filed a consent pursuant to or agreed to the application of Section 341(f) of the Code. Each of AGNU and its Subsidiaries has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code. All taxes that are required by the laws of the United States, any state or political subdivision thereof, or any foreign country to be withheld or collected by AGNU or any of its Subsidiaries have been duly withheld or collected and, to the extent required, have been paid to the proper governmental authorities or properly deposited as required by applicable laws. None of AGNU and its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was AGNU), or (ii) has any liability for the taxes of any person (other than any of AGNU and its Subsidiaries) under Treasury Regulation
         Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise. For purposes of this Agreement, the term tax (including, with correlative meaning, the terms "taxes" and "taxable") includes all federal, state, local, and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, and other taxes, duties, or assessments of any nature whatsoever, together with all interest, penalties, and additions imposed with respect to such amounts.

                  (b) No claim has been made since July 31, 1998 by an authority in a jurisdiction where AGNU or any of its Subsidiaries does not pay sales and/or use taxes that it is or may be subject to a requirement to remit such taxes in that jurisdiction. Since July 31, 1998, AGNU and its Subsidiaries have collected and/or remitted all sales and/or use taxes required to be collected and/or remitted by all states in which AGNU or its Subsidiaries conduct business activities, except to the extent that a failure to collect and/or remit such sales and/or use taxes would not have a Material Adverse Effect on AGNU.

                  (c) None of the compensation paid by AGNU since January 1, 1997, and none of the compensation, if any, that may be payable as a result of the Merger will be subject to the limitations set forth in
         Section 162(m) of the Code.

                  (d) No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of AGNU or any of its Subsidiaries who is a "disqualified individual" (as such term is defined in Section 280G(c) of the Code or proposed Treasury Regulation Section 1.280G-1) under any AGNU Compensation Agreement or AGNU Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(l) of the Code).

                  (e) AGNU is not aware of any circumstance or event that is reasonably likely to prevent the Merger from being treated as a tax-free reorganization pursuant to Section 368(a) of the Code.

         Section 4.14. Customer Warranties. Except as disclosed in Item 4.14 of the AGNU Disclosure Schedule, there are no pending, nor are there to the best knowledge of AGNU any threatened, material claims under or pursuant to any warranty, whether expressed or implied, on products or services sold prior to the date of this Agreement by AGNU or any of its Subsidiaries. Item 4.14 of the AGNU Disclosure Schedule identifies all such claims asserted from December 31, 1997 to the date of this Agreement and describes the resolution or status of each such claim.

         Section 4.15. Brokers. No broker, investment banker, financial advisor or other Person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of AGNU.

         Section 4.16. Material Contracts. None of AGNU or its Subsidiaries, nor any of their respective assets, business or operations, is a party to, or is bound or affected by, or receives benefits under, any contract or agreement or amendment thereto that in each case is required to be filed as an exhibit to an Annual Report on Form 10-K filed by AGNU that has not been filed as an exhibit to AGNU's Annual Report on Form 10-K filed for the fiscal year ended October 31, 1997 or as an exhibit to another filed AGNU SEC Document. True and correct copies of such contracts, and any agreements or amendments thereto, have been made available for review by Virbac. None of the Material Contracts is currently subject to renegotiation or other adjustment of its terms either in whole or in part. None of AGNU or its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected, or under which it or any of its respective assets, business or operations receives benefits, which default, in the aggregate, is reasonably likely to have a Material Adverse Effect, and there has not occurred any event that, with lapse of time or giving of notice or both, would constitute such a default. Except as disclosed in Item 4.16 of the AGNU Disclosure Schedule, neither AGNU nor any of its Subsidiaries is subject to, or bound by, any contract containing covenants which (i) limit the ability of AGNU or any of its Subsidiaries to compete in any line of business or against any Person or entity, or (ii) involve any restriction of the method by which, or the geographical area in which, AGNU or any of its Subsidiaries may carry on its business, other than as may be required by law or any applicable Governmental Entity.

         Section 4.17. Labor Matters. Except as disclosed in the AGNU SEC Documents filed and publicly available prior to the date of this Agreement, neither AGNU nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is AGNU or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving AGNU or any of its Subsidiaries, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its or any of the Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity. Neither AGNU nor any of its Subsidiaries has been, within the last three years, nor, to the knowledge of AGNU and its Subsidiaries, are they likely to become the subject of, or involved in, any investigation, complaint or proceeding by the United States Department of Labor, the Office of Federal Contract Compliance, the Equal Employment Opportunity Commission or any similar federal, state or local body dealing with any employment policies and practices of AGNU or such Subsidiaries or any Person currently employed by them, except for any such investigation, complaint or proceeding that, in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

         Section 4.18. Environmental Matters. Except as set forth in Item 4.18 of the AGNU Disclosure Schedule and except for matters which are not reasonably likely, in the aggregate, to have a Material Adverse Effect: (i) neither the businesses of AGNU and its Subsidiaries nor the operation thereof violates any applicable environmental law and no condition or event has occurred which, with notice or the passage of time or both, would constitute a violation of any Environmental Law; (ii) AGNU and each of its Subsidiaries are in possession of all Environmental Permits for the conduct or operation of the businesses of AGNU and each of its Subsidiaries, (iii) AGNU and each of its Subsidiaries are in compliance in all material respects with all of the requirements and limitations included in the Environmental Permits, (iv) none of AGNU or any of its Subsidiaries has stored or used any Hazardous Substance; (v) neither AGNU nor any of its Subsidiaries has received any written notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; and (vi) none of AGNU or any of its Subsidiaries has buried, dumped, disposed, spilled or released any pollutants, contaminants or hazardous wastes, substances or materials on, beneath or adjacent to any of its property or any property adjacent thereto.

         Section 4.19. AGNU Intellectual Property. The term "AGNU Intellectual Property" means all of AGNU's and its Subsidiaries' (i) registered or unregistered trademarks and other marks, service marks, trade names or other trade rights, and pending applications for any such registration, (ii) rights in or to patents and copyrights and pending applications therefor and (iii) rights to other trademarks, service marks and other marks, trade names and other trade rights and all other trade secrets, designs, plans, specifications, technology, know-how, methods, designs, concepts, and other proprietary rights, whether or not registered. Except as set forth in Item 4.19 of the AGNU Disclosure Schedule and except with respect to the representation and warranty in Section 4.19(b), which AGNU will not make as of the date hereof but will make as of October 30, 1998 (and, if necessary, will update by such date Item 4.19 of the AGNU Disclosure Schedule with respect thereto), (a) AGNU and each of its Subsidiaries is the sole owner of and has the exclusive right to use its AGNU Intellectual Property free from any Liens, (b) no Person has a right to receive a royalty or similar payment in respect of any AGNU Intellectual Property, whether pursuant to any contractual arrangements entered into by AGNU or any of its Subsidiaries or otherwise, (c) to AGNU's knowledge, none of the AGNU Intellectual Property, nor AGNU's or any of its Subsidiaries' use thereof, infringe or otherwise violate the rights of any third party, and (d) to AGNU's knowledge, AGNU is not aware of any infringement or violation of AGNU's or any of its Subsidiaries' rights in or to the AGNU Intellectual Property by any third party. AGNU and its Subsidiaries has the exclusive right to use, sell, license and dispose of, and has the right to bring actions for infringement of, the AGNU Intellectual Property.

         Section 4.20.     Year 2000 Issues.

                  (a) AGNU has conducted an inventory and assessment of all software, computers, network equipment, technical infrastructure, production equipment and other equipment and systems that are material to the operation of the business of AGNU and that rely on, utilize or perform date or time processing ("AGNU's Systems");

                  (b) Any failure of any of AGNU's Systems to be Year 2000 Complaint will not cause a Material Adverse Effect.

         Section 4.21.     Regulatory Compliance.

                  (a) To AGNU's knowledge, since the most recent audit by the USDA, FDA, EPA or any Drug Regulatory Agency, no act or omission has occurred at AGNU's facilities which would subject AGNU to noncompliance with the standards of the USDA, FDA, EPA or any other applicable Drug Regulatory Agency.

                  (b) Item 4.21 of the AGNU Disclosure Schedule sets forth a list, for the period between July 31, 1998 and the date hereof, of (i) all regulatory or warning letters, notices of adverse findings and similar letters or notices issued by the USDA, FDA, EPA or Drug Regulatory Agency, if any, to AGNU or any of its Subsidiaries that would have a Material Adverse Effect, (ii) all product recalls, notifications and safety alerts conducted by AGNU or any of its Subsidiaries, whether or not required by the USDA, FDA, EPA or Drug Regulatory Agency, and any request from the USDA, FDA, EPA or any Drug Regulatory Agency requesting AGNU or any of its Subsidiaries to cease to investigate, test or market any product, which recalls, notifications, safety alerts or requests would have a Material Adverse Effect, and (iii) any criminal injunctive, seizure or civil penalty actions begun or threatened by the USDA, FDA, EPA or any Drug Regulatory Agency against AGNU or any of its Subsidiaries and known by AGNU or any of its Subsidiaries and all related consent decrees issued with respect to AGNU or any of its Subsidiaries. Copies of all documents referred to in Item 4.21 have been made available to Virbac.

         Section 4.22. Voting Requirements. The affirmative vote of the holders of a majority of the voting power of all outstanding shares of the AGNU Common Stock at the AGNU Stockholders' Meeting to approve this Agreement and the issuance of the Merger Shares is the only vote of the holders of any class or series of the AGNU's capital stock necessary to approve this Agreement, the issuance of the Merger Shares and the transactions contemplated by this Agreement.

         Section 4.23. Issuance of Merger Shares. The Merger Shares have been duly authorized by the AGNU Board of Directors and, when issued as contemplated by this Agreement, will be validly issued, fully paid and nonassessable, free of any preemptive rights created by, and not in violation of, any statute, the certificate of incorporation of AGNU, the bylaws of AGNU or any agreement to which AGNU is a party or by which AGNU is bound. The Merger Shares will be exempt from registration under the Securities Act and under applicable Blue Sky Laws. The offering or sale of any of the Merger Shares as contemplated by this Agreement does not give rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of AGNU.


                                   ARTICLE V
                                   COVENANTS

         Section 5.1. Affirmative Covenants of Virbac. Virbac hereby covenants and agrees that, prior to the Effective Time or earlier termination of this
Agreement, unless otherwise expressly contemplated by this Agreement or consented to in writing by AGNU, which consent will not be unreasonably withheld, Virbac will, and will cause each of Virbac's Subsidiaries to:

                  (a) operate its business in the Ordinary Course of Business and in accordance, in all material respects, with applicable laws and regulations;

                  (b) use its commercially reasonable best efforts to preserve substantially intact its business organization, maintain its rights and franchises, use its commercially reasonable best efforts to retain the services of its respective principal officers and key employees and maintain its relationships with its respective principal suppliers, contractors, distributors, customers and others having material business relationships with it to the effect that the goodwill and ongoing businesses of Virbac and its Subsidiaries is not impaired in any material respect at the Effective Time;

                  (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted; and

                  (d) keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained;

provided, however, that the loss of any officers, employees, consultants, customers, payors or suppliers prior to the Effective Time will not constitute a breach of this Section 5.1 unless such loss would have a Material Adverse Effect.

         Section 5.2. Negative Covenants of Virbac. Except as expressly contemplated by this Agreement or otherwise consented to in writing by AGNU or as set forth in Item 5.2 of the Virbac Disclosure Schedule, from the date hereof until the Effective Time or earlier termination of this Agreement, Virbac will not and will cause its Subsidiaries not to:

                  (a) (i) increase the compensation payable to or to become payable to any of its directors, officers or employees; (ii) grant any severance or termination pay to, or enter into or modify any employment or severance agreement with, any of its directors, officers or employees; or (iii) adopt or amend any employee benefit plan or arrangement, except as may be required by applicable law;

                  (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, any of its capital stock; provided, however, that this Section 5.2(b) will not prohibit any wholly owned (directly or indirectly) Subsidiary of Virbac from declaring, setting aside or paying any dividend on, or making any distribution in respect of, its capital stock;

                  (c) (i) redeem, repurchase or otherwise reacquire any share of its capital stock or any securities or obligations convertible into or exercisable or exchangeable for any share of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

                  (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of its capital stock (including shares held in treasury) or other equity securities, any securities or obligations directly or indirectly convertible into or exercisable or exchangeable for any such shares, or any rights (including, without limitation, stock appreciation or stock depreciation rights), warrants or options to acquire, any such shares or securities or any rights, warrants or options directly or indirectly to acquire any such shares or securities; or (ii) amend or otherwise modify the terms of any such securities, obligations, rights, warrants or options;

                  (e) acquire or agree to acquire,  by merging or  consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire all or substantially all assets of any other Person (other than the purchase of receivables in the Ordinary Course of Business);

                  (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets, except for dispositions of assets in the Ordinary Course of Business and sales of receivables in the Ordinary Course of Business;

                  (g) propose or adopt any amendments to its certificate of incorporation or bylaws;

                  (h) (i) change any of its methods of accounting in effect as of the date of this Agreement or (ii) make or rescind any material election relating to taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for Federal income tax purposes from those employed in the preparation of the Federal income tax returns for the taxable year ended December 31, 1997, except, in the case of clause (i) or clause (ii), as may be required by law or GAAP, consistently applied;

                  (i) prepay, before the scheduled maturity thereof, any of its long-term debt, or incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than (i) intercompany indebtedness and indebtedness incurred in the Ordinary Course of Business under the existing loan agreements described in Item 5.2 of the Virbac Disclosure Schedule or under any refinancing, renewal or refunding thereof, and (ii) trade payables incurred in the Ordinary Course of Business;

                  (j) take any action that would prevent the Merger from being treated as a tax-free reorganization pursuant to Section 368(a) of the Code;

                  (k) take any action that would or could reasonably be expected to result in any of its representations and warranties set forth in this Agreement being untrue in any material respect (but without duplication of any standard of materiality set forth in such representation or warranty) or in any of the conditions to the Merger set forth in Article VII not being satisfied in any material respect; or

                  (l)  agree in writing or otherwise to do any of the foregoing.

         Section 5.3. Affirmative Covenants of AGNU. AGNU hereby covenants and agrees that, unless otherwise expressly contemplated by this Agreement or consented to in writing by Parent and Virbac, which consent will not be unreasonably withheld, AGNU will, and will cause each of AGNU's Subsidiaries to:

                  (a) prior to the Effective Time or earlier termination of this
          Agreement:

                           (i) operate its business in the Ordinary Course of Business and in accordance, in all material respects, with applicable laws and regulations;

                           (ii) use its commercially  reasonable best efforts to
                  preserve substantially intact its business organization, maintain its rights and franchises, use its commercially reasonable best efforts to retain the services of its respective principal officers and key employees and maintain its relationships with its respective principal suppliers, contractors, distributors, customers and others having material business relationships with it to the effect that the goodwill and ongoing businesses of AGNU and its Subsidiaries is not impaired in any material respect at the Effective Time;

                           (iii) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted; and

                           (iv)  keep  in  full  force  and   effect   insurance
                  comparable in amount and scope of coverage to that currently maintained;

                  provided, however, that the loss of any officers, employees, consultants, customers, payors or suppliers prior to the Effective Time will not constitute a breach of this Section
                  5.3 unless such loss would have a Material Adverse Effect; and

                  (b) within 60 days after the Effective Time, complete a tender offer to repurchase up to $3,000,000 of AGNU Common Stock (other than the Merger Shares) at a price per share of $3.00, which price has been determined by AGNU's Board of Directors.

                  (c) AGNU will obtain an opinion of Duff & Phelps LLC, dated the date the Proxy Statement is first mailed to the Stockholders of AGNU, to the effect that, as of such date, the financial terms of the Merger are fair to AGNU's stockholders from a financial point of view (the "AGNU Fairness Opinion") and will promptly deliver a complete and correct signed copy of such opinion to Virbac.

                  (d) AGNU will take any appropriate actions required so that no shares of AGNU Common Stock are held in its treasury as of the Effective Time.

         Section 5.4. Negative Covenants of AGNU. Except as expressly contemplated by this Agreement or otherwise consented to in writing by Virbac or as set forth in Item 5.4 of the AGNU Disclosure Schedule, from the date hereof until the Effective Time, AGNU will not:

                  (a) (i) increase the compensation payable to or to become payable to any of its directors, officers or employees (other than through executive bonuses consistent with past practice and, with respect to Bruce G. Baker and Robert J. Elfanbaum, to be payable in cash or stock options not in excess of 50% of the maximum amount allowable in their respective employment agreements currently in effect with AGNU); (ii) grant any severance or termination pay to, or enter into or modify any employment or severance agreement with, any of its directors, officers or employees; or (iii) adopt or amend any employee benefit plan or arrangement, except as may be required by applicable law;

                  (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, any of its capital stock; provided, however, that this Section 5.4(b) will not prohibit any wholly owned (directly or indirectly) Subsidiary of AGNU from declaring, setting aside or paying any dividend on, or making any distribution in respect of, its capital stock;

                  (c) (i) redeem, repurchase or otherwise reacquire any share of its capital stock or any securities or obligations convertible into or exercisable or exchangeable for any share of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

                  (d) (i) except as set forth in Section 5.4(a) and except for issuance of shares pursuant to options outstanding on the date hereof, issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of its capital stock (including shares held in treasury) or other equity securities, any securities or obligations directly or indirectly convertible into or exercisable or exchangeable for any such shares, or any rights (including, without limitation, stock appreciation or stock depreciation rights), warrants or options to acquire, any such shares or securities or any rights, warrants or options directly or indirectly to acquire any such shares or securities; or (ii) amend or otherwise modify the terms of any such securities, obligations, rights, warrants or options;

                  (e) acquire or agree to acquire,  by merging or  consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire all or substantially all assets of any other Person (other than the purchase of receivables in the Ordinary Course of Business);

                  (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets, except for dispositions of assets in the Ordinary Course of Business and sales of receivables in the Ordinary Course of Business;

                  (g) propose or adopt any amendments to its Restated Certificate of Incorporation or By-Laws;

                  (h) (i) change any of its methods of accounting in effect as of the date of this Agreement or (ii) make or rescind any material election relating to taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for Federal income tax purposes from those employed in the preparation of the Federal income tax returns for the taxable year ended October 31, 1997, except, in the case of clause
         (i) or clause (ii), as may be required by law or GAAP, consistently applied;

                  (i) prepay, before the scheduled maturity thereof, any of its long-term debt, or incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than (i) indebtedness incurred in the Ordinary Course of Business under the existing loan agreements described in Item 5.4 of the AGNU Disclosure Schedule or under any refinancing, renewal or refunding thereof, and (ii) trade payables incurred in the Ordinary Course of Business;

                  (j) take any action that would prevent the Merger from being treated as a tax-free reorganization pursuant to Section 368(a) of the Code;

                  (k) take any action that would or could reasonably be expected to result in any of its representations and warranties set forth in this Agreement being untrue in any material respect (but without duplication of any standard of materiality set forth in such representation or warranty) or in any of the conditions to the Merger set forth in Article VII not being satisfied in any material respect; or

                  (l)  agree in writing or otherwise to do any of the foregoing.


                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         Section 6.1. Access and Information. From the date hereof to the Effective Time or earlier termination of this Agreement, each party will, and will cause its Subsidiaries to, afford to the other party and its officers, employees, accountants, consultants, legal counsel and other representatives of the other party (collectively, the "Representatives") reasonable access during normal business hours to the properties, executive personnel and all information concerning the business, properties, contracts, records and personnel of such party and its Subsidiaries as the other party may reasonably request; provided, however, that no investigation pursuant to this Section 6.1 or otherwise will alter any representation or warranty of any party hereto or the conditions to the obligations of the parties hereto.

         Section 6.2. Confidentiality. Each party agrees that it will not, and will cause its Affiliates and Representatives not to, use, directly or indirectly, any information obtained pursuant to Section 6.1 (as well as any other information obtained prior to the date hereof in anticipation of entering into this Agreement, which is subject to a Confidentiality and Non-Solicitation Agreement dated as of April 3, 1998 among AGNU and Virbac (the "Confidentiality Agreement")) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its Affiliates and Representatives to keep confidential, all information and documents obtained pursuant to Section
6.1 (as well as any other information obtained prior to the date hereof in anticipation of entering into this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation,
(iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement otherwise fail to be consummated, each party will promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same.

         Section 6.3.      Proxy Statement.

                  (a) As promptly as practicable after the execution of this Agreement, AGNU will prepare and file with the SEC preliminary proxy materials which will consist of the preliminary Proxy Statement in connection with the vote of AGNU's stockholders with respect to the Merger and the issuance of the Merger Shares. No amendment or supplement to the Proxy Statement that amends or supplements information relating to Virbac or AGNU will be made by the applicable party without the approval of the other party, such approval not to be unreasonably withheld. As promptly as practicable after all comments are received from the SEC with respect to the preliminary Proxy Statement and after the furnishing by AGNU of all information required to be contained therein, AGNU will file with the SEC the definitive Proxy Statement to be sent or given in connection with the vote of the AGNU stockholders at the AGNU Stockholders' Meeting. AGNU will take any action required to be taken under any applicable Federal or state securities or Blue Sky Laws in connection with the issuance of the Merger Shares. Virbac will furnish all information concerning it and the holders of its capital stock as AGNU may reasonably request in connection with such actions.

                  (b) The information supplied by Virbac for inclusion in the Proxy Statement to be sent to the stockholders of AGNU in connection with the AGNU Stockholders' Meeting will not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of Virbac or, except to the extent amended or supplemented, at the time of the AGNU Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If, at any time prior to the AGNU Stockholders' Meeting, any event or circumstance relating to Virbac or any of its Affiliates, or its or their respective officers or directors, is discovered by Virbac which should be set forth in a supplement to the Proxy Statement, Virbac will promptly inform AGNU.

                  (c) The information supplied by AGNU for inclusion in the Proxy Statement to be sent to the stockholders of AGNU for the AGNU Stockholders' Meeting will not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of AGNU or, except to the extent amended or supplemented, at the time of the AGNU Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. All documents that AGNU is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

                  (d) Notwithstanding the foregoing, no party makes any representations or warranties with respect to any information that has been supplied by the other party or by its auditors, attorneys, financial advisors, other consultants or advisors specifically for use in any "blue sky" filing, the Proxy Statement, or any other documents to be filed with the SEC or any regulatory agency in connection with the transactions contemplated hereby.

         Section 6.4. AGNU Stockholder Approval. AGNU, acting through its Board of Directors, will, in accordance with applicable law and its Restated Certificate of Incorporation and By-Laws, duly call, give notice of, convene and hold one or more meetings of AGNU's stockholders as soon as practicable following the date on which the definitive Proxy Statement is filed to approve and adopt this Agreement and the Merger and to approve the issuance of the Merger Shares. AGNU will, through its Board of Directors, recommend to AGNU's stockholders that AGNU's stockholders approve and adopt this Agreement and the Merger and approve the issuance of the Merger Shares, except where required otherwise by the fiduciary duties of the Board of Directors of AGNU under applicable law. In the event that AGNU's Board of Directors withdraws or modifies its recommendation, AGNU nonetheless will cause the AGNU Stockholders' Meeting to be convened and a vote taken with respect to the Merger and the issuance of the Merger Shares and the Board of Directors may communicate to AGNU's stockholders its basis for such withdrawal or modification. Subject to the preceding sentence, AGNU will use its commercially reasonable best efforts to solicit from stockholders of AGNU proxies in favor of the approval and adoption of this Agreement and the Merger and approval of the issuance of the Merger Shares and to take all other actions reasonably necessary or in AGNU's reasonable judgment advisable to secure the AGNU Stockholder Approval as promptly as practicable.

         Section 6.5.      Further Action; Commercially Reasonable Best Efforts.

                  (a) Each of the parties will use its  commercially  reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable laws or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including, without limitation, using its commercially reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with Virbac and AGNU as are necessary for the transactions contemplated herein.

                  (b) From the date of this Agreement until the Effective Time or earlier termination of this Agreement, each of the parties will promptly notify the other in writing of any pending or, to the knowledge of such party, threatened action, proceeding or investigation by any Governmental Entity or any other Person (i) challenging or seeking damages in connection with the Merger, or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of AGNU to own or operate all or any portion of the business or assets of Virbac.

                  (c) Parent and Virbac will give prompt written notice to AGNU, and AGNU will give prompt written notice to Virbac, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time or earlier termination of this Agreement. Each party will use its commercially reasonable best efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

                  (d) Parent, Virbac and AGNU will cooperate with one another to
         lift  any   injunctions   or  remove  any  other   impediments  to  the
         consummation of the transactions contemplated herein.

         Section 6.6. Public Announcements. AGNU, on the one hand, and VBSA, on the other hand, (a) will consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other written public statements with respect to the transactions contemplated by this Agreement, including the Merger, (b) will agree to coordinate the timing of the announcement and not issue any such press release or make any such written public statement prior to such consultation, except as may be required by Law or any listing agreement with any exchange on which the respective securities of AGNU and VBSA are traded.

         Section 6.7.    Directors' and Officers' Insurance and Indemnification.

                  (a) From and after the Effective Time and for not less than five years, AGNU will indemnify, defend and hold harmless each person who on or prior to the Effective Time was an officer, director or employee of Virbac and its Subsidiaries and who on or prior to the Effective Time was entitled to indemnification pursuant to the certificate of incorporation or bylaws of Virbac or an indemnity agreement with Virbac (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement of or otherwise in connection with any claim, action, suit, proceeding or investigation (a "Claim") arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the same extent that such Indemnified Parties are so entitled to indemnification as of the Effective Time under the DGCL, the certificate of incorporation and the bylaws of Virbac. In the event of any such Claim, AGNU will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under the DGCL, upon receipt from the Indemnified Party to whom expenses are advanced of an undertaking to repay such advances contemplated by the DGCL. AGNU also will cause the Surviving Corporation to honor any agreement in effect as of the date hereof and previously disclosed to AGNU providing for the indemnification of any director, officer or employee or agent, in accordance with the terms and conditions of such agreement.

                  (b) AGNU will cause to be maintained in effect for not less than five years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Virbac with respect to Claims arising from facts or events which occurred prior to the Effective Time; provided, however, that AGNU may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous for the officers, directors and other persons covered thereby.

                  (c) This Section 6.7 will survive the consummation of the Merger, is intended to benefit the Indemnified Parties and their respective heirs and personal representatives, is binding on all successors and assigns of AGNU and the Surviving Corporation and is enforceable by the foregoing parties as third party beneficiaries.

         Section 6.8. HSR Act Matters. AGNU, VBSA, Parent and Virbac, as may be required pursuant to the HSR Act, promptly will complete all documents required to be filed with the Federal Trade Commission and the United States Department of Justice in order to comply with the HSR Act and, not later than thirty days after the date hereof, together with the Persons who are required to join in such filings, will file the same with the appropriate Governmental Entities. AGNU, Parent and Virbac will promptly furnish all materials thereafter required by any of the Governmental Entities having jurisdiction over such filings, and will take all reasonable actions and will file and use their commercially reasonable best efforts to have declared effective or approved all documents and notifications with any such Governmental Entity, as may be required under the HSR Act or other Federal antitrust laws for the consummation of the Merger and the other transactions contemplated hereby. Virbac will pay all costs associated with the HSR Act filings.

         Section 6.9.      No Solicitation.

                  (a) AGNU, Virbac, their respective Subsidiaries and their respective officers, directors, employees, representatives, agents or Affiliates will cease any discussion or negotiations with any parties that may be ongoing with respect to an Acquisition Proposal (as defined below). AGNU and Virbac will not, nor will they permit any of their Subsidiaries to, and they will use their commercially reasonable best efforts to cause their officers, directors, employees, agents or Affiliates not to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or knowingly take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding any Acquisition Proposal; provided, however, that if the Board of Directors of AGNU or Virbac determines in good faith, after consultation with, and based on the advice of legal counsel, that it is required to do so in order to comply with its fiduciary duties to its stockholders under applicable law, it may, in response to an unsolicited Acquisition Proposal, and subject to compliance with Section 6.9(c), (1) furnish information with respect to AGNU or Virbac, as the case may be, to any Person making such unsolicited Acquisition Proposal pursuant to an executed confidentiality agreement with such Person, and (2) participate in discussions or negotiations regarding such Acquisition Proposal.

                  (b) Except as set forth in this Section 6.9, neither the Board of Directors of AGNU nor any committee thereof will (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Virbac, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or (iii) cause AGNU to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") with respect to any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of AGNU determines in good faith, after consultation with and based on the advice of legal counsel, that it is required to do so in order to comply with its fiduciary duties to AGNU's stockholders under applicable law, the Board of Directors of AGNU may (subject to the following sentences) (1) withdraw or modify its approval or recommendation of the Merger and this Agreement (or decide not to recommend it before the Proxy Statement is sent to the stockholders of AGNU) only at a time that is after the fifth Business Day following Virbac's receipt of written notice advising Virbac that the Board of Directors of AGNU has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal or (2) terminate this Agreement by exercising its termination right under
         Section 10.1(h), as applicable. In addition, if AGNU proposes to terminate this Agreement pursuant to Section 10.1(h), it will pay to Virbac the Termination Fee (as defined in Section 6.13) at the time prescribed in Section 6.13.

                  (c) In addition to the obligations of AGNU set forth in paragraphs (a) and (b) of this Section 6.9, AGNU will promptly advise Virbac orally and in writing of any request for information of a nature which would assist a potential bidder in preparing an Acquisition Proposal or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the Person making such request or Acquisition Proposal. AGNU will keep Virbac fully informed on a prompt and current basis of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal.

                  (d) Nothing contained in this Section 6.9 prohibits AGNU from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to AGNU's stockholders if, in the good faith judgment of the Board of Directors of AGNU, after consultation with and based on the advice of legal counsel, failure so to disclose would be inconsistent with its fiduciary duties to AGNU's stockholders under applicable law; provided, however, neither AGNU, its Board of Directors nor any committee thereof will, except as permitted by Section 6.9(b), withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

                  (e) For purposes of this Agreement, "Acquisition Proposal" means any bona fide proposal or offer from any Person relating to any merger, consolidation, business combination, sale of a significant amount of assets outside of the Ordinary Course of Business, sale of shares of capital stock outside of the Ordinary Course of Business, tender or exchange offer or similar transaction involving AGNU or any of its Subsidiaries. For purposes of this Agreement, a "Superior Proposal" means an Acquisition Proposal made by a third party after October 16, 1998 which, in the good faith judgment of the Board of Directors of AGNU taking into account, to the extent deemed appropriate by the Board of Directors, the various legal, financial and regulatory aspects of the proposal and the Person making such proposal, (i) if accepted, is reasonably likely to be consummated, and (ii) if consummated, is reasonably likely to result in a more favorable transaction to AGNU's stockholders from a financial point of view than the transaction contemplated hereunder considering, among other things, and to the extent deemed appropriate in good faith by the Board of Directors, the long-term prospects and interests of AGNU and its stockholders and other relevant constituencies.

         Section 6.10. Affiliate Agreements. Parent will execute and deliver to AGNU on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit C with regard to the fact that, at the time Parent consented to the Merger and approved this Agreement, Parent is an "affiliate" of AGNU for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations. At the Closing, VBSA will execute and deliver to AGNU an agreement in the form attached hereto as Exhibit D.

         Section 6.11. Conduct of Business of Parent and Surviving Corporation. VBSA will, as promptly as practicable, cause Parent to be duly incorporated and to execute and deliver an addendum to this Agreement in the form attached hereto as Exhibit E making it a party hereto and take all other action necessary to cause Parent to perform its obligations hereunder (including, but not limited to, consummation of the Merger and all applicable covenants) and to otherwise comply with the terms hereof. VBSA will also take all commercially reasonable actions necessary to cause Parent to cause Surviving Corporation to perform its obligations arising hereunder (including, but not limited to, obligations arising under Section 8.2 of this Agreement).

         Section 6.12. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses; provided, however, that all costs and expenses relating to printing, filing and mailing the Proxy Statement and any other filings with the SEC, and all SEC and other regulatory filing fees incurred in connection with such filings will be borne by AGNU; provided further, that if this Agreement is terminated pursuant to Section 10.1(a), (d), or (e) hereof, the parties shall share equally the cost of filing fees for any filings required under Section 6.8 of the Agreement and any fees incurred by AGNU in connection with the fairness opinion referred to in Section 7.2(e) of the Agreement.

         Section 6.13. Termination Fee. If (i) Virbac terminates this Agreement pursuant to Section 10.1(f) or AGNU terminates this Agreement pursuant to
Section 10.1(g), then, within five Business Days of such termination, AGNU will pay Virbac by wire transfer in immediately available funds a fee of $800,000 (the "Termination Fee"); provided that, if an AGNU Stockholders' Meeting is held pursuant to the second sentence of Section 6.4 and the stockholders of AGNU do not approve and adopt this Agreement and the Merger, the Termination Fee will be payable upon the first Business Day following the AGNU Stockholders' Meeting.

         Section 6.14. Tax Treatment. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement until the Effective Time or termination of this Agreement, each party hereto will use its commercially reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not, without the prior written consent of the other parties hereto, knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from so qualifying. AGNU will provide Virbac with such representations as are reasonably requested in order to enable Virbac's counsel to render the opinions set forth in Sections 7.3(d). In the event counsel for Virbac is unable to render the opinions set forth in
Section 7.3(d), the parties hereto agree to negotiate in good faith to restructure the Merger in order to permit such counsel to render such opinion. Following the Effective Time, and consistent with any such consent, neither the Surviving Corporation nor AGNU nor any of their respective Affiliates knowingly and voluntarily will take any action or cause any action to be taken which could reasonably be expected to cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

         Section 6.15. Assumption of Certain Obligations. To the extent necessary, AGNU will, or will cause the Surviving Corporation to, enter into supplemental indentures or otherwise affirmatively assume in writing the obligations of Virbac under those indentures or other financing agreements as set forth on Item 6.15 of the Virbac Disclosure Schedule.

         Section 6.16. No Action. Except as contemplated by this Agreement, no party hereto will, nor will any such party permit any of its Subsidiaries to, take or agree or commit to take any action that is reasonably likely to make any of its representations or warranties hereunder inaccurate in any material respect at the date made (to the extent so limited) or as of the Effective Time.

         Section 6.17. Employment Agreements Undertaking. On the date hereof, Virbac will enter into a letter agreement in the form attached hereto as Exhibit F undertaking to enter into negotiations with Bruce G. Baker and Robert J. Elfanbaum with the intent to mutually agree upon new employment agreements to be entered into with the Surviving Corporation.

         Section 6.18. Cash Infusion. Virbac will prepare and provide to AGNU not less than five days prior to the Effective Time a schedule certified by Arthur Andersen LLP setting forth the sum of (a) $6,700,000 plus (b) the difference between (i) Notes Payable to Bank plus Notes Payable to VBSA, together with accrued interest on each of the foregoing Notes Payable, plus 60% of the Broker Fee ("Virbac Debt"), and (ii) Cash, each as accrued on the books of Virbac as of December 31, 1998 (the "Cash Infusion"). Immediately prior to the Effective Time, Parent will contribute cash in an amount equal to the Cash Infusion to Virbac.


                                 ARTICLE VII
                             CLOSING CONDITIONS

         Section 7.1.  Conditions to Obligations  of AGNU,  Parent and Virbac to
Effect the Merger. The respective obligations of AGNU, Parent and Virbac to effect the Merger and the other transactions contemplated herein will be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                  (a) Stockholder Approval. The Board of Directors of Parent will have approved in accordance with applicable law the Merger and this Agreement. AGNU will have obtained the AGNU Stockholder Approval by the requisite vote in accordance with applicable law.

                  (b) No Order. No Governmental Entity or Federal or state court of competent jurisdiction enacts, issues, promulgates, enforces or enters any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger or any other transactions contemplated in this Agreement; provided, however, that the parties will use their commercially reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

                  (c) Regulatory Approvals. All regulatory approvals necessary to consummate the transactions contemplated hereby are obtained and remain in full force and effect and all statutory waiting periods in respect thereof have expired or been terminated and no such approval contains a condition or requirement that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Parent, Virbac, AGNU or the Surviving Corporation.

                  (d) Third Party Consents. All consents or approvals of third parties (other than the regulatory approvals referred to in the preceding paragraph) required for consummation of the Merger are obtained and are in full force and effect, except for any such consents or approvals the absence of which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Parent, Virbac, AGNU or the Surviving Corporation.

                  (e) Tax Opinion of Virbac's Counsel. Virbac has received an opinion of Jones, Day, Reavis & Pogue, counsel to Virbac, dated the Effective Date, substantially to the effect that, for federal income tax purposes, (i) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, (ii) each of Virbac and AGNU will be a party to the reorganization within the meaning of Section 368(b) of the Code, (iii) no gain or loss will be recognized by Virbac or AGNU as a result of the Merger, (iv) no gain or loss will be recognized by Parent upon the exchange pursuant to the Merger of Virbac Common Stock solely for AGNU Common Stock, (v) the basis of the Merger Shares received by the Parent pursuant to the Merger will be the same as the basis of Virbac Common Stock exchanged therefor, and (vi) the holding period of the Merger Shares received by Parent pursuant to the Merger will include the holding period of Virbac Common Stock exchanged therefor, provided those shares of Virbac Common Stock were held as capital assets as of the Effective Time of the Merger. In rendering its opinion, Jones, Day, Reavis & Pogue may require and rely upon representations contained in letters from Parent, Virbac and AGNU.

                  (f) Non-Competition Agreement. VBSA will have entered into a non-competition agreement with AGNU, substantially in the form attached as Exhibit G hereto.

         Section 7.2. Additional Conditions to Obligations of AGNU. The obligations of AGNU to effect the Merger and the other transactions contemplated in this Agreement are also subject to the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                  (a) Representations and Warranties. The representations and warranties of Parent and Virbac made in this Agreement are true and correct in all material respects on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of the Effective Time, except for representations and warranties that speak as of a specific date or time other than the Effective Time (which need only be true and correct in all material respects as of such date or time). AGNU will have received a certificate of each of the Chief Executive Officer or Chief Financial Officer of Parent and Virbac to that effect.

                  (b) Agreements and Covenants. The agreements and covenants of Parent and Virbac required to be performed on or before the Effective Time have been performed in all material respects. AGNU will have received a certificate of each of the Chief Executive Officer or Chief Financial Officer of Parent and Virbac to that effect.

                  (c) No Material Adverse Effect. At any time on or after the date of this Agreement there has been no Material Adverse Effect on Virbac or any of its Subsidiaries, in the aggregate.

                  (d) Cash Infusion by Parent. Parent will have contributed the Cash Infusion to Virbac.

                  (e) Fairness Opinion. AGNU's Board of Directors will have received the AGNU Fairness Opinion.

                  (f) Supply Agreement. VBSA will have entered into a Supply Agreement with Virbac substantially in the form attached hereto as Exhibit H.

         Section 7.3. Additional Conditions to Obligations of Parent and Virbac. The obligations of Parent and Virbac to effect the Merger and the other transactions contemplated in this Agreement are also subject to the following conditions any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                  (a) Representations and Warranties. The representations and warranties of AGNU made in this Agreement are true and correct in all material respects on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of the Effective Time, except for representations and warranties that speak as of a specific date or time other than the Effective Time (which need only be true and correct in all material respects as of such date or time). Virbac will have received a certificate of the Chief Executive Officer or Chief Financial Officer of AGNU to that effect.

                  (b) Agreements and Covenants. The agreements and covenants of AGNU required to be performed on or before the Effective Time have been performed in all material respects. Virbac will have received a certificate of the Chief Executive Officer or Chief Financial Officer of AGNU to that effect.

                  (c) No Material Adverse Effect. At any time on or after the date of this Agreement there has been no Material Adverse Effect on AGNU or any of its Subsidiaries, in the aggregate.

                  (d)  Stockholders'  Agreements.   The  individuals  listed  on
         Schedule 7.3(d) will have entered into a stockholder's agreement in the form attached hereto as Exhibit I.

                               ARTICLE VIII
                          POST-CLOSING COVENANTS

         Section 8.1. Stock Repurchase. Within 60 days after the Effective Time, AGNU will make and complete a tender offer to repurchase (the "Stock Repurchase") up to 1,000,000 shares of the issued and outstanding shares of AGNU Common Stock, except for the Merger Shares, which the Virbac Stockholders may not tender, at a price of $3.00 per share, which price has been determined by the Board of Directors of AGNU.

         Section 8.2.      Contingent Stock Repurchase.

                  (a) Contingent Repurchase. If, during the period ending on the second anniversary of the Closing Date (the "Contingent Period"), the closing sale price as reported under the Nasdaq National Market Issues in The Wall Street Journal of the AGNU Common Stock (or such other exchange on which such shares are listed) does not equal or exceed
         $3.00 per share (the "Contingent Price") for any period of 40 consecutive trading days, AGNU will, within 10 business days of the termination of the Contingent Period, commence a tender offer to repurchase (the "Contingent Repurchase"), at $3.00 per share (the "Repurchase Price"), up to $4,185,000 of the issued and outstanding shares of AGNU Common Stock, except for (i) shares held by the Virbac Stockholders, which Virbac Stockholders agree not to tender in the Contingent Repurchase, (ii) Merger Shares transferred pursuant to the Affiliate Agreement, attached hereto as Exhibit C, as to which the transferee has agreed not to tender in the Contingent Repurchase, and
         (iii) shares issued during the Contingent Period (other than shares issued pursuant to the exercise of options outstanding as of the Effective Time, which will be included in the Contingent Repurchase), if any, which Surviving Corporation agrees to issue only if the transferee thereof agrees not to tender such shares in the Contingent Repurchase.

                  (b) Contingent Capital Contribution. If, upon the termination of the Contingent Period, AGNU is required to make the Contingent Repurchase, Parent will, within 10 business days of the termination of the Contingent Period, make a capital contribution (the "Contingent Contribution") to AGNU in the amount of $4,185,000 in exchange for a number of newly issued shares of AGNU Common Stock equal to such contribution divided by the Repurchase Price.

                  (c) Adjustments. The Board of Directors of the Surviving Corporation will make or provide for such adjustments in the Contingent Price, and Repurchase Price as such Board, in its sole discretion exercised in good faith, determines is equitably required to prevent dilution or enlargement of the Contingent Price, the number of shares subject to the Contingent Repurchase and the cost to AGNU to conduct such Contingent Repurchase that otherwise would result from any stock dividend, stock split, reverse stock split or other change in the capital structure of AGNU or event having a similar effect. Any fractional shares resulting from the foregoing adjustments will be eliminated.

                  (d) Board Discretion. The Board of Directors of the Surviving Corporation may, in its sole discretion, determine to permit Parent to make the Contingent Repurchase as required under Section 8.2, in which event Parent would not be required to make the Contingent Contribution.

         Section 8.3. Minority Stockholder Director Nominee. Parent agrees to cause its representatives on the Surviving Corporation's Board of Directors to nominate, and further agrees to vote the shares of AGNU Common Stock it holds at such time in favor of, Bruce G. Baker, if he is then serving as a director of the Surviving Corporation, or if he is not, then Alec L. Poitevint, II, for election to a successive three-year term commencing at the annual meeting of stockholders in 2002. If Mr. Poitevint is not then serving as a director of the Surviving Corporation and the individuals listed on Schedule 7.3 then own in the aggregate 40% of the shares such individuals own as of the Effective Time, then Parent will cause its representatives on the Surviving Corporation's Board of Directors to nominate, and Parent agrees to vote its shares in favor of, Robert
E. Hormann, or if he is not then available to serve or otherwise has a conflict of interest, then Robert W. Schlutz, or if he is not then available to serve or otherwise has a conflict of interest, then W. M. Jones, Jr. (unless he is unavailable or has a conflict of interest, in which event Parent will have no further obligation hereunder to nominate and vote its shares in favor of a minority stockholder representative), for election to a three-year term commencing at the annual meeting of stockholders in 2002.

         Section 8.4. Release of VBSA Guarantee. If, as of the Effective Time, the Virbac Debt is not paid in full and all obligations under the promissory notes or loan agreements relating thereto released, the Surviving Corporation will take all actions necessary to cause the indirect guarantees issued by VBSA of such Virbac Debt, which are described on Item 8.4 of the Virbac Disclosure Schedule, to be released.

         Section 8.5. Fiscal Year of Surviving Corporation. Within 30 days after the Effective Time, the Surviving Corporation will change its fiscal year to be based upon a calendar year such that the fiscal year will be from January 1 through December 31.

         Section 8.6. Further Assurances. If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any further deeds, assignments or assurances in law or any other acts are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or right of Virbac acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, AGNU and Virbac agree that the Surviving Corporation and its proper officers and directors will execute and deliver all such deeds, assignments and assurances in law and do all acts necessary, desirable or proper to vest, perfect or confirm title to such property or right in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized in the name of AGNU and Virbac to take any and all such action.


                            ARTICLE IX
                       REGISTRATION RIGHTS

         Section 9.1. Demand Registration. (a) At any time and from time to time after the third anniversary of the Effective Time, the Surviving Corporation will, upon the written demand (the "Registration Demand") of Parent, use its commercially reasonable best efforts to effect the registration under the Securities Act (by means of a "shelf" registration statement pursuant to Rule 415 under the Securities Act, if so requested by the Parent and if the Surviving Corporation is eligible therefore at such time) of such number of Registrable Securities (as defined below) as indicated in the Registration Demand. Such Registration Demand will specify the intended method or methods of disposition of such Registrable Securities (subject to modification as otherwise contemplated in this Agreement).

                  (b) If a Registration Demand is initiated and the Surviving Corporation wishes to offer any of its securities in connection with the registration, no such securities may be offered by the Surviving Corporation without the consent of Parent (such consent not to be unreasonably withheld).

                  (c) Upon receipt of the Demand Registration, the Surviving Corporation will expeditiously effect the registration under the Act of the Registrable Securities and use its reasonable best efforts to have such registration become and remain effective as provided in Section 9.6.

                  (d) Parent has the right to select the underwriters for any underwritten offering pursuant to this Section 9.1 as long as such underwriters are reasonably acceptable to the Surviving Corporation and any Registration Demand pursuant to this Section 9.1 may, at the election of Parent, be in the form of a "firm commitment" underwritten offering; provided, however, that no such offering may be in the form of a "best efforts" or similar type offering. In this regard, if the Surviving Corporation has established a "shelf" registration statement pursuant to Section 9.1(a), upon the request of Parent, the Surviving Corporation will amend the shelf registration to provide for an underwritten offering otherwise consistent with the provisions herein, the provisions of such underwritten offering to be in effect for at least 120 days (or such lesser time as Parent requests) whereupon, at the request of Parent or the election of the Surviving Corporation, such "shelf" registration will be amended to no longer reference an underwritten offering.

                  (e) As used in this Agreement, "Registrable Securities" means the Merger Shares or any securities issued or issuable with respect to any Merger Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

         Section 9.2. Indemnification by the Surviving Corporation. In the event of any registration of any Registrable Securities under the Securities Act, the Surviving Corporation will, and hereby does, indemnify and hold harmless Parent, its directors, officers, each other Person who participates as an underwriter in the offering or sale of such Registrable Securities and each other Person, if any, who controls Parent or any such underwriter within the meaning of Section 15 and Section 20 of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which Parent or any such director or officer or underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading. The Surviving Corporation will reimburse Parent, and each such director, officer, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding. However, the Surviving Corporation will not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Surviving Corporation through an instrument duly executed by or on behalf of such Parent, specifically stating that it is for use in the preparation thereof. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of Parent or any such director, officer or controlling Person and will survive the transfer of the Registrable Securities by Parent.

         Section 9.3. Indemnification by Parent. The Surviving Corporation may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 9.1 that the Surviving
Corporation will receive an undertaking satisfactory to it from Parent to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 9.2) the Surviving Corporation, each director of the Surviving Corporation, each officer of the Surviving Corporation signing such registration statement, each other Person who participates as an underwriter in the offering or sale of such Registrable Securities and each other Person, if any, who controls the Surviving Corporation within the meaning of Section 15 and Section 20 of the Securities Act (other than Parent) with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Surviving Corporation through an instrument duly executed by


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




Parent,  specifically  stating  that  it is for use in the  preparation  of such
registration  statement,   preliminary  prospectus,  final  prospectus,  summary
prospectus, amendment or supplement. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Surviving Corporation or any such director, officer or controlling Person (other than Parent) and will survive the transfer by Parent of the securities of the Surviving Corporation being registered.

         Section 9.4. Notices of Claims, Etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 9.2 or 9.3, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein will not relieve the indemnifying party of its obligations under Section 9.2 or 9.3, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist that would make such separate representation advisable or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party will be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party will, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnification required in connection with the Registration Demand will be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         Section 9.5. Other Indemnification. Indemnification similar to that specified in Sections 9.2 and 9.3 (with appropriate modifications) will be given by the Surviving Corporation and Parent with respect to any required registration or other qualification of Registrable Securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

         Section 9.6. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 9.2 and 9.3 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any losses, claims, damages or liabilities suffered by an indemnified party referred to therein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such


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




losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the Surviving Corporation on the one hand and of the Parent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Surviving Corporation on the one hand and of the Parent (including, in each case, that of their respective officers, directors, employees, agents and controlling Persons) on the other will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Surviving Corporation, on the one hand, or by or on behalf of Parent, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         Section 9.7. Registration Covenants of the Surviving Corporation. In the event that any Registrable Securities of Parent are to be registered pursuant to Section 9.1(e) the Surviving Corporation covenants and agrees that it will use its reasonable best efforts to effect the registration and cooperate in the sale of the Registrable Securities to be registered and will as expeditiously as possible:

                  (a) (i) prepare and file with the SEC a registration statement with respect to the Registrable Securities (as well as any necessary amendments or supplements thereto) (a "Registration Statement") and
         (ii) use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable and in any event within 90 days of receipt of the Registration Demand (subject, however, to the provisions of Section 9.9;

                  (b) prior to the filing described above in Section 9.7(a), furnish to Parent copies of the Registration Statement and any amendments or supplements thereto and any prospectus forming a part thereof with respect to which (i) Parent will be afforded a reasonable opportunity to review and comment thereon prior to filing and (ii) the Surviving Corporation will not unreasonably decline to make such changes thereto required by the Act;

                  (c) notify Parent, promptly after the Surviving Corporation receives notice thereof, of the time when the Registration Statement becomes effective or when any amendment or supplement or any prospectus forming a part of the Registration Statement has been filed;

                  (d) notify Parent promptly of any request by the SEC for the amending or supplementing of the Registration Statement or prospectus or for additional information and promptly deliver to Parent copies of any comments received from the SEC;

                  (e) (i) advise Parent after the Surviving Corporation receives notice or otherwise obtains knowledge of the issuance of any order by the SEC suspending the effectiveness of the Registration Statement or any amendment thereto or of the initiation or threatening of any proceeding for that purpose and (ii) promptly use its best efforts to


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




         prevent the issuance of any stop order or to obtain its withdrawal promptly if a stop order is issued;

                  (f) (i) subject to Section 9.9, prepare and file with the SEC such amendments and supplements to the Registration Statement and each prospectus forming a part thereof as may be necessary to keep the Registration Statement continuously effective for the period of time necessary to permit Parent to dispose of all its Registrable Securities, provided, however, that the Surviving Corporation is not required to keep the Registration Statement effective if all of the Registrable Securities held by Parent could be sold without restriction pursuant to the provision of Rule 144(k) under the Securities Act and
         (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during such period in accordance with the intended methods of disposition by Parent set forth in the Registration Statement;

                  (g) furnish to Parent such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as Parent may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Parent;

                  (h) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as determined by the underwriters after consultation with the Surviving Corporation and Parent and do any and all other acts and things which may be reasonably necessary or advisable  to  enable  Parent to  consummate  the  disposition  in such jurisdictions of the Registrable Securities (provided that the Surviving Corporation is not required to (i) qualify generally to do business in any jurisdiction in which it would not otherwise be required to qualify but for this Section 9.7 (h), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

                  (i) notify Parent, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Registration Statement would contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (j) if the Common Stock is not then listed on a securities exchange, use its reasonable best efforts, consistent with the then-current corporate structure of the Surviving Corporation, to facilitate the listing of the Common Stock on the Nasdaq Stock Market;

                  (k) provide a transfer agent and registrar, which may be a single entity, for all the Registrable Securities not later than the effective date of the Registration Statement; it being hereby agreed that Parent will furnish to the Surviving Corporation such information regarding Parent and the plan and method of distribution of Registrable Securities intended by Parent as the Surviving Corporation may from time to time reasonably request in writing and is required by law or by the SEC in connection therewith;

                  (l) with respect to a firm commitment underwritten offering, enter into such customary agreements (including, as appropriate, an underwriting agreement in customary form) and take all such other action, if any, as Parent or the underwriters reasonably request in order to expedite or facilitate the disposition of the Registrable Securities pursuant to this Agreement;

                  (m)  (i)  make  available  for   inspection  by  Parent,   any
         underwriter   participating   in  any   disposition   pursuant  to  the
         Registration Statement and any attorney, accountant or other agent retained by Parent or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Surviving Corporation and (ii) cause the Surviving Corporation's officers, directors and employees to supply all relevant information reasonably requested by Parent or any such underwriter, attorney, account or agent in connection with the Registration Statement;

                  (n) use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary to enable Parent to consummate the disposition of such Registrable Securities;

                  (o) cause the Surviving Corporation's independent public accountants to provide to the underwriters, if any, and Parent, if permissible, a comfort letter in customary form and covering such matters of the type customarily covered by comfort letters;

                  (p) cooperate and assist in any filings required to be made with the NASD or Nasdaq and in the performance of any due diligence investigation by an underwriter in an underwritten offering; and

                  (q) use all reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation, by making road show presentations, holding meetings with potential investors and taking such other actions as are appropriate or as are requested by the lead managing underwriter of an underwritten offering.

     Section 9.8. Expenses. In connection with any Registration Demand pursuant to Section 9.1, the Surviving Corporation will pay all registration, filing and NASD or Nasdaq fees, all fees and expenses of complying with securities or "blue sky" laws and any commissions, fees and disbursements of underwriters customarily paid by sellers of securities (based upon offering proceeds to be received by it). In any Registration Demand, the Surviving Corporation will be responsible for the fees and disbursements of counsel for the Surviving Corporation and if its independent public accountants and premiums and other costs of policies of insurance, if any, against liabilities arising out of the public offering of the Registrable Securities; provided, that the Surviving Corporation will not be required to obtain such insurance. The Parent will pay for underwriting discounts and commissions customarily paid by sellers of securities (based upon offering proceeds to be received by Parent).

         Section 9.9. Rule 145. So long as the Surviving Corporation is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Surviving Corporation will take all actions reasonably necessary to enable Parent to sell the Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 145 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC, including filing on a timely basis all reports required to be filed by the Exchange Act.

         Section 9.10. Limitation on Requirement to File or Amend Registration Statement. Anything in this Agreement to the contrary notwithstanding, it is understood and agreed that the Surviving Corporation will not be required to file a Registration Statement, amendment or post-effective amendment thereto or prospectus supplement or to supplement or amend any Registration Statement if the Surviving Corporation is then involved in discussions concerning, or otherwise engaged in, an acquisition, disposition, financing or other material transaction and the Surviving Corporation determines in good faith that the making of such a filing, supplement or amendment at such time would materially adversely affect or interfere with such transaction so long as the Surviving Corporation will, as soon as practicable thereafter, make such filing, supplement or amendment, to the extent then practicable; provided, however, that in no event will any delay in filing pursuant to this Section 9.10 be for a period in excess of 60 days or be exercised by the Surviving Corporation more than twice during any 365 day period (and, at least 70 days must pass after the end of any such delay period prior to the date the Surviving Corporation may exercise its second delay period in any 365 day period) without a written waiver executed and delivered by the holders of a majority of the Merger shares. The Surviving Corporation will promptly give each Purchaser written notice of any such postponement, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay; provided, however, that nothing herein requires the Surviving Corporation to disclose any terms of any such transaction or the identity of any party thereto. Upon receipt by Parent of notice of an event of the kind described in this Section 9.10, Parent will forthwith discontinue any disposition of Registrable Securities until receipt of notice from the Surviving Corporation that such disposition may continue and of any supplemented or amended prospectus indicated in such notice.




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




                                  ARTICLE X
                       TERMINATION, AMENDMENT AND WAIVER

     Section 10.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the plan of merger contained in this Agreement and the Merger by the stockholders of AGNU:

                  (a) by mutual written consent of each of AGNU, Parent and Virbac;

                  (b) by AGNU if VBSA, Parent or Virbac breaches, or fails to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by Parent or Virbac in this Agreement is incorrect in any material respect when made or has since ceased to be true and correct in any material respect, such that as a result of such breach, failure or misrepresentation of the conditions set forth in 7.2(a) or 7.2(b) would not be satisfied (a "Virbac Termination Breach"); provided, however, that if such Virbac Termination Breach is curable by VBSA, Parent or Virbac within 45 days through the exercise of its commercially reasonable best efforts and for so long as VBSA, Parent or Virbac continues to exercise such commercially reasonable best efforts after notice of such breach, AGNU may not terminate this Agreement pursuant to this Section 10.1(b);

                  (c) by Virbac if AGNU breaches, or fails to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by AGNU is incorrect in any material respect when made or has since ceased to be true and correct in any material respect, such that as a result of such breach, failure or misrepresentation of the conditions set forth in Section 7.3(a) or 7.3(b) would not be satisfied (an "AGNU Termination Breach"); provided, however, that if such AGNU Termination Breach is curable by AGNU within 45 days through the exercise of its commercially reasonable best efforts and for so long as AGNU continues to exercise such commercially reasonable best efforts after notice of such breach, Virbac may not terminate this Agreement pursuant to this Section 10.1(c);

                  (d) by either AGNU or Virbac if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Corporation preventing or prohibiting consummation of the Merger (an "Order") becomes final and nonappealable; provided, that, the party seeking to terminate this Agreement pursuant to this Section 10.1(d) must have used all commercially reasonable best efforts to remove such Order;

                  (e) by either  AGNU or Virbac if the plan of merger  contained
         in  this  Agreement   fails  to  receive  the  requisite  vote  of  the
         stockholders of AGNU at the AGNU Stockholders' Meeting;

                  (f) by Virbac if the Board of Directors of AGNU or any committee thereof withdraws or modifies in any manner adverse to Virbac its approval or recommendation of the Merger or this Agreement or approves, recommends or announces an intention to approve or recommend any Acquisition Proposal;

                  (g) by AGNU upon five Business Days' notice and in accordance with Section 6.9, provided it has complied with the provisions thereof and that it complies with the provisions of Section 6.13 related thereto;

                  (h) by either Virbac or AGNU if the Merger has not been consummated before February 28, 1999 (the "Termination Date"); provided, however, that (i) the right to terminate this Agreement under this Section 10.1(h) will not be available to Virbac if Parent's or Virbac's failure to use its commercially reasonable best efforts to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date, and (ii) the right to terminate this Agreement under this Section 10.1(h) is not available to AGNU if AGNU's failure, or the failure of its stockholders who are subject to the Stockholders' Agreements set forth as Exhibit I hereto, to use their commercially reasonable best efforts to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

                  (i) by (A) either Virbac or AGNU on or before the date which is 30 days from the date hereof if such party objects to any of the matters reviewed pursuant to Section 6.1, provided, however, that any objection rendered by such party is based on reasonable and prudent business judgment and not made in an arbitrary and capricious manner, or (B) Virbac if it fails to receive an opinion of AGNU's environmental counsel in the form attached as Exhibit J hereto or assessment of an environmental engineering firm acceptable to Virbac, as the case may be; provided further, that if Virbac is unable to complete its investigation as a result of AGNU's failure to afford reasonable access to the properties and executive personnel of AGNU or promptly provide all information requested by Virbac pursuant to Section 6.1, then Virbac may extend the termination date under this Section 10.1(i) to a date which is not more than 45 days from the date hereof; or

                  (j) by Virbac in the event (A) there is any strike or work stoppage involving AGNU or any of its Subsidiaries or (B) AGNU enters into collective bargaining agreements with the International Longshoremen's Association or International Brotherhood of Electrical Workers, including extensions of existing collective bargaining agreements with such unions ("Bargaining Agreements"), on terms that differ materially or are otherwise less favorable to AGNU from the terms in the Bargaining Agreements.

         Section 10.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement will forthwith become void, there will be no liability on the part of AGNU, Parent or Virbac or any of their respective officers or directors to the other parties hereto and all rights and obligations of any party hereto will cease except as otherwise


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




provided in Sections 6.12, 6.13 and 10.1; provided, however, that nothing herein will relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement; provided, further, that if Virbac has received the Termination Fee contemplated by Section 6.13, AGNU will not assert or pursue in any manner, directly or indirectly, any claim or cause of action against Virbac or any of its officers or directors based upon the exercise of the right of Virbac to terminate this Agreement under Section 10.1(f) (other than claims based on Virbac's failure to act in good faith or based on an alleged knowing or willful breach of this Agreement by Virbac or any of its officers, directors, employees, agents or Affiliates).

         Section 10.3. Amendment, Extension and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver will be valid only if set forth in writing executed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Subject to applicable law, at any time prior to the Effective Time (whether before or after approval by the stockholders of AGNU), the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that following approval of this Agreement and the transactions contemplated hereby by the stockholders of AGNU, there may not be, without further approval of such stockholders, any waiver or amendment of this Agreement that alters or reduces the amount of consideration to be delivered to AGNU pursuant to Section 7.2(d) of this Agreement, modifies the obligations of AGNU to effect tender offers pursuant to Sections 8.1 and 8.2 of this Agreement or reduces or changes the consideration to be paid to stockholders in connection with such tender offers.

                                 ARTICLE XI
                             GENERAL PROVISIONS

         Section 11.1. Nonsurvival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement, the Confidentiality Agreement, and in any certificate delivered in connection with the Closing will be deemed to be conditions to the Merger and will not survive the Effective Time, except for (i) Section 6.7 (Indemnification and
Insurance),  which  section  will,  to  the  extent  contemplated,  survive  the
Effective Time or earlier termination of this Agreement, (ii) Section 6.2 (Confidentiality), Section 6.11 (Conduct of Business), Section 6.12 (Expenses),
Section 6.13 (Termination Fee) Article IX (Registration Rights) and Section 10.2 (Effect of Termination) of this Agreement, each section of which will, to the extent contemplated therein, survive termination of this Agreement indefinitely,
(iii) Article VIII (Post-Closing Covenants) and (iv) the Confidentiality Agreement, which will, to the extent contemplated therein, survive termination of this Agreement.



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         Section 11.2. Notices.  All notices and other  communications  given or made pursuant hereto will be in writing and will be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and will be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as will be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

                  (a)      If to AGNU:

                           Agri-Nutrition Group Limited
                           13801 Riverport Drive, Suite 111
                           Maryland Heights, MO  63043
                           Telecopier:      (314) 298-0902
                           Attention:       Bruce Baker, CEO and President

                           With a copy (which will not constitute notice) to:
                           Dyer, Ellis & Joseph
                           Watergate, Suite 1100
                           600 New Hampshire Avenue, N.W.
                           Washington, D.C.  20037
                           Telecopier:      (202) 944-3068
                           Attention:       Michael Joseph, Esq.

                  (b)      If to VBSA or Parent:

                           Virbac S.A.
                           13 emme rue - L.I.D.
                           06517 Carros Cedex
                           France
                           Telecopier:      011 33 4 92 08 71 75
                           Attention:       Pascal Boissy, President

                  (c)      If to Virbac:

                           Virbac, Inc.
                           3200 Meachum Blvd.
                           Fort Worth, TX  76137
                           Telecopier:  817-831-8327
                           Attention:  Brian A. Crook, D.V.M., CEO

                           With a copy (which will not constitute notice) to:

                           Jones, Day, Reavis & Pogue
                           2300 Trammell Crow Center


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                           2001 Ross Avenue
                           Dallas, Texas 75201
                           Telecopier: 214-969-5100
                           Attention:  Richard K. Kneipper, Esq.

         Section 11.3. Certain Definitions. For purposes of this Agreement, the term:

                  (a) "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under Common Control with, the first mentioned Person;

                  (b) "Blue Sky Laws" means state securities or "blue sky" laws;

                  (c) "Business Day" means any day other than a Saturday or a day on which banks in the State of Texas are authorized or obligated to be closed;

                  (d) "Control" (including the terms "Controlled by" and "under Common Control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

                  (e) "Material Adverse Effect" on a party means an event, change or occurrence which, individually or together with any other event, change or occurrence, which is or could reasonably be expected to be so adverse as to result in a severe and critical impairment of
         (i) the business, properties, prospects, assets, financial condition or results of operations of such party and its Subsidiaries taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement; provided, however, "Material Adverse Effect" does not include the effect of (1) changes in the economy of the United States generally, (2) general changes in the availability of credit, general changes in interest rates, money supply levels or the discount rate of the Federal Reserve System or changes in laws or regulations of general applicability or interpretations thereof by courts or governmental authorities affecting animal health care companies or the animal health industry generally, (3) changes in GAAP or regulatory accounting principles generally applicable to animal health care companies or companies engaged in a business which is the same or similar to that of the parties hereto, (4) changes in the condition (financial or otherwise) or results of operations of the party and its Subsidiaries taken as a whole that are caused directly, substantially and primarily by the general changes specified in (1) through (3) above, (5) actions and omissions of a party or any of its Subsidiaries taken with the prior informed consent of the other party in contemplation of the transactions contemplated hereby, and (6) the Merger and the reasonable expenses incurred in connection therewith and compliance with the provisions of this Agreement on the operating performance of such party.


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





                  (f) "Ordinary Course of Business" means the ordinary and normal course of the conduct of the business of the party consistent with past practices;

                  (g) "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act); and

                  (h) "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interest in such partnership), or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or Controlled by such party and/or by any one or more of its subsidiaries.

     Section 11.4. Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         Section 11.5. Entire Agreement. This Agreement and the Confidentiality Agreement (together with the Exhibits, the Schedules and the other documents delivered pursuant to this Agreement) constitute the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

         Section 11.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         Section 11.7. No Third Party Beneficiaries. Except as otherwise provided in Section 6.7 hereof, this Agreement is binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or means confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.



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




     Section 11.8. Governing Law. This Agreement is governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to applicable principles of conflicts of law.

         Section 11.9. Disclosure Schedules. The disclosures made on any disclosure schedule, including the Virbac Disclosure Schedule and the AGNU
Disclosure Schedule, with respect to any representation or warranty are deemed to be made with respect to any other representation or warranty requiring the same or similar disclosure to the extent that the relevance of such disclosure to other representations and warranties is evident from the information included in such disclosure schedule. The inclusion of any matter on any such disclosure schedule will not be deemed an admission by any party that such listed matter is material or that such listed matter has or would have a Material Adverse Effect on Parent, Virbac or AGNU.

         Section 11.10. Counterparts. This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered means be deemed to be an original but all of which taken together constitute one and the same agreement.


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                                                         57

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed and delivered as of the date first written above.


AGRI-NUTRITION GROUP LIMITED




Bruce G. Baker
President and Chief Executive Officer


VIRBAC S.A.



By:
Name:
Title:

VIRBAC, INC.




Brian A. Crook
Chief Executive Officer




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